                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER



                                 by and between



                            ALLIED IRISH BANKS, plc
                                  ("Acquiror")



                             FIRST MARYLAND BANCORP
                                ("Acquiror Sub")



                                      and



                          DAUPHIN DEPOSIT CORPORATION
                                ("the "Company")



                                January 21, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                               Page
                                                               ----
ARTICLE I - THE MERGER                                            1

        1.1.  Structure of the Merger                             1
        1.2.  Conversion of Stock                                 1
        1.3.  Exchange Procedures                                 6
        1.4.  Options                                             9
        1.5.  Other Rights                                       10
        1.6.  Convertible Debentures                             10
        1.7.  Closing                                            11


ARTICLE II - REPRESENTATIONS AND WARRANTIES                      11

        2.1.   Organization and Capitalization of Acquiror
               and Acquiror Sub                                  12
        2.2.   Organization and Capitalization of the Company    12
        2.3.   Rights, etc                                       12
        2.4.   Capital Stock                                     13
        2.5.   Authority                                         13
        2.6.   Subsidiaries                                      13
        2.7.   Authorization and Validity of Agreement           13
        2.8.   No Violations                                     14
        2.9.   Securities Exchange Act Reports                   14
        2.10.  Absence of Certain Changes or Events              15
        2.11.  Taxes                                             15
        2.12.  Absence of Claims                                 16
        2.13.  Absence of Regulatory Actions                     16
        2.14.  Labor Matters                                     16
        2.15.  Employee Benefit Plans                            16
        2.16.  Material Contracts                                18
        2.17.  Title to Assets                                   18
        2.18.  Knowledge as to Conditions                        19
        2.19.  Compliance With Laws                              19
        2.20.  Acquiror Common Stock                             19
        2.21.  Fees                                              19
        2.22.  Registration Statement; Proxy Statement           19
        2.23.  Environmental Matters                             20
        2.24.  Takeover Laws; Rights Plans                       21
        2.25.  Vote Required                                     22


ARTICLE III - CONDUCT PRIOR TO CLOSING                           22

        3.1.  Access to Information; Notice of Changes;


               Confidentiality                                   22
        3.2.   Conduct of the Business of the Company Pending
               the Closing Date                                  23
        3.3.   Conduct of the Business of Acquiror Pending
               the Closing Date                                  25
        3.4.   Dividends                                         26
        3.5.   No Solicitation of Other offers                   26
        3.6.   Certain Filings, Consents and Arrangements        27
        3.7.   Best Efforts                                      27
        3.8.   Publicity                                         27
        3.9.   Shareholder Approvals                             27
        3.10.  Registration Statement                            28
        3.11.  The Company Rights Agreement                      29
        3.12.  Securities Act                                    29
        3.13.  Additional Agreements                             30
        3.14.  Listing                                           30

ARTICLE IV - CONDITIONS PRECEDENT TO MERGER                      30

        4.1.   Conditions Precedent to Obligations of
               All Parties                                       30
        4.2.   Conditions Precedent to Obligations of
               Acquiror                                          32
        4.3.   Conditions Precedent to Obligation of
               the Company                                       33

ARTICLE V - COVENANTS                                            34

        5.1.   Tax-Free Reorganization Treatment                 34
        5.2.   Certain Contracts                                 34
        5.3.   Employee Benefits                                 34
        5.4.   Indemnification; Directors' and Officers'
               Insurance                                         35
        5.5.   Certain Director and Officer Positions            37

ARTICLE VI - TERMINATION                                         38

        6.1.   Termination                                       38
        6.2.   Effect of Termination                             39

ARTICLE VII - MISCELLANEOUS                                      39

        7.1.   Certain Definitions; Interpretation               40
        7.2.   Fees and Expenses                                 41
        7.3.   Survival                                          41
        7.4.   Public Announcements                              41



        7.5.   Notices                                           41
        7.6.   Entire Agreement                                  42
        7.7.   Binding Effect; Benefit; Assignment               42
        7.8.   Waiver                                            43
        7.9.   Further Actions                                   43
        7.10.  Counterparts                                      43
        7.11.  Applicable Law                                    43
        7.12.  Severability                                      43

EXHIBITS

Exhibit A:  Stock Option Agreement [see Exhibit(99)(c)]

Exhibit B:  Employment Agreement
            and Change in Control Retention
            Payments

Exhibit C:  Additional Benefits Provisions


                              INDEX TO DEFINITIONS
                              --------------------

Term                                              Location of Definition
----                                              ----------------------
Acquiror                                                      Preamble
Acquiror ADS                                                  1.2(a)
Acquiror Meeting                                              2.22
Acquiror Ordinary Shares                                      1.2(a)
Acquiror Sub                                                  Preamble
Acquiror Sub Common Stock                                     2.1
Acquiror Sub Meeting                                          2.22
Acquiror Sub Preferred Stock                                  2.1
Acquisition Proposal                                          3.5
ADR                                                           1.3
Affiliate                                                     3.12(a)
Agreement                                                     Preamble
Bank Regulators                                               2.13
Benefit Plans                                                 2.15
Blue Sky                                                      2.8
Business Day                                                  7.1
Cash Election Shares                                          1.2(b)
Cash Out                                                      1.4(a)
Closing Date                                                  1.7
Closing Market Price                                          1.2(a)
Company                                                       Preamble
Company Common Stock                                          1.2(a)
Company Meeting                                               2.22
Company Right                                                 1.2(a)
Company Rights Agreement                                      1.2(a)
Contractual Consents                                          2.16
Control                                                       7.1
Converted Cash Election Shares                                1.2(c)
Costs                                                         5.4(a)
Debentures                                                    1.6
Deposit Agreement                                             1.2(a)
Depositary                                                    1.2(a)
Dissenters' Shares                                            1.2(a)
Dollar                                                        7.1
Effective Date                                                1.7
Effective Time                                                1.7
Election                                                      1.2(b)
Election Deadline                                             1.2(d)
Election Form                                                 1.2(b)
Environmental Law                                             2.23
ERISA                                                         2.15
Exchange Agent                                                1.2(b)
Exchange Fund                                                 1.3(a)
Exchange Option                                               1.4(a)
Exchange Ratio                                                1.2(a)
Federal Reserve Board                                         4.1(b)


Indemnified Parties                                           5.4(a)
IRS                                                           2.15
Mailing Date                                                  1.2(d)
Market Price                                                  7.1
Material                                                      7.1
Material Adverse Effect                                       7.1
Maximum Amount                                                5.4(c)
Merger                                                        1.1
MGCL                                                          1.1
No-Election Shares                                            1.2(b)
Old Certificates                                              1.2(d)
Option Plans                                                  1.4(a)
Outstanding Option                                            1.4(a)
Outstanding Rights                                            1.5
Outstanding Shares                                            1.2(a)
PBCL                                                          1.1
Pension Plan                                                  2.15
Per Share Cash Consideration                                  1.2(a)
Per Share Stock Consideration                                 1.2(a)
Person                                                        7.1
Previously Disclosed                                          Art. 2
Proxy Statement                                               2.22
Proxy Statement/Prospectus                                    2.22
Registration Statement                                        2.22
Reports                                                       2.9
Rights                                                        2.3
SEC                                                           2.9
SEC Documents                                                 Art. 2
Securities Exchange Act                                       Art. 2
Securities Act                                                Art. 2
Shareholder Meeting                                           3.9
Stock Election Shares                                         1.2(b)
Stock Number                                                  1.2(a)
Stock Option Agreement                                        Preamble
Stock-Selected No-Election Shares                             1.2(c)
Subsidiary                                                    7.1
Surviving Institution                                         1.1
Takeover Laws                                                 2.24
Termination Right Determination Date                          6.1(f)
$                                                             7.1

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made this 21st day of January, 1997, by and among ALLIED IRISH BANKS, plc, an Irish company ("Acquiror"), FIRST MARYLAND BANCORP, a Maryland corporation and a subsidiary of Acquiror ("Acquiror Sub"), and DAUPHIN DEPOSIT CORPORATION, a Pennsylvania corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Acquiror, Acquiror Sub and the Company have approved the acquisition of the Company by Acquiror and Acquiror Sub, subject to the terms and conditions of this Agreement;

          WHEREAS, as a condition and inducement to Acquiror's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Company has executed and delivered a Stock Option Agreement with Acquiror (the "Stock Option Agreement") in substantially the form attached hereto as Exhibit A, pursuant to which the Company is granting to Acquiror an option to purchase, under certain circumstances, shares of Company Common Stock.

          NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   THE MERGER
                                   ----------

          1.1.  Structure of the Merger.  Subject to the terms and conditions
                -----------------------
of this Agreement, at the Effective Time (as defined in Section 1.7 hereof), the Company will merge with and into Acquiror Sub (the "Merger"), with Acquiror Sub being the surviving institution (the "Surviving Institution") pursuant to the provisions of, and with the effects provided in, the Pennsylvania Business Corporation Law ("PBCL") and the Maryland General Corporation Law (the "MGCL"). At the Effective Time, the separate corporate existence of the Company shall cease, and Acquiror Sub shall continue as the Surviving Institution. The Articles of Incorporation of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Institution until thereafter amended as provided by law.

          1.2.  Conversion of Stock.
                -------------------

                (a) (i) At the Effective Time, each share of common stock of the Company, par value $5.00 per share (the "Company Common Stock"), including each attached right (a

"Company Right") issued pursuant to the Rights Agreement dated as of January 22, 1990 between the Company and Dauphin Deposit Bank and Trust Company as Rights Agent (the "Company Rights Agreement"), then issued and outstanding (other than
(i) shares which have not been voted in favor of the approval of the Merger and with respect to which dissenter's rights shall have been perfected in accordance with applicable provisions of the PBCL (the "Dissenters' Shares") and (ii) shares held directly or indirectly by Acquiror, excluding shares held in a fiduciary or custodial capacity or in satisfaction of a debt previously contracted) (the "Outstanding Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive, at the election of each record holder thereof as provided herein, but subject to the election and allocation procedures set forth herein:

                          (A)  cash in the amount of Forty-Three Dollars ($43)
(the "Per Share Cash Consideration"); or

                          (B)  that number (the "Exchange Ratio") of Acquiror
ADSs (as defined below) having a Closing Market Price (as defined below) as of the Election Deadline (as defined below) equal to Forty-Three Dollars ($43); provided, however, that (A) if the Closing Market Price of an Acquiror ADS is
--------  -------
less than Thirty-Seven Dollars ($37) per Acquiror ADS then the Exchange Ratio shall be 1.1620, and (B) if the Closing Market Price of an Acquiror ADS is greater than Forty-Three Dollars ($43) per Acquiror ADS then the Exchange Ratio shall be 1.0000 (the "Per Share Stock Consideration");

provided, that not less than fifty-one percent (51%) of the shares of the
--------
Company Common Stock issued as of the Effective Time (such number, the "Stock Number") shall be converted into the right to receive the Per Share Stock Consideration.

                     (ii) References herein to "Acquiror ADSs" shall mean American Depository Shares each representing six (6) ordinary shares of Acquiror, IR 25p each ("Acquiror Ordinary Shares") deposited with The Bank of New York, as Depositary (the "Depositary"), pursuant to the Deposit Agreement dated as of November 8, 1990 (the "Deposit Agreement"). The "Closing Market Price" shall mean the Market Price (as defined in Section 7.1 hereof) of an Acquiror ADS as of the second Business Day immediately preceding the Election Deadline. Acquiror will promptly calculate and make public disclosure of the Closing Market Price.

                     (iii) If the Acquiror effects a stock dividend (which shall not include the issuance of shares pursuant to a dividend reinvestment plan), reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction, after the date hereof and prior to the Effective Time, the references in clause (B) of Section 1.2(a)(i) to the figures $37 and $43, and the references in Section 6.1(f) to the figure $32, shall be appropriately adjusted.

                     (iv) No fractional Acquiror ADSs will be issued pursuant hereto, and Acquiror shall pay cash in lieu of any fractional Acquiror ADS which otherwise would be issuable. Any such cash payments shall be made on the basis of the Market Price of Acquiror ADSs as of the Effective Time.

                     (v) As of the Effective Time, each share of the Company Common Stock held directly or indirectly by Acquiror, excluding shares held in a fiduciary or custodial capacity or in satisfaction of a debt previously contracted, and each share held as treasury stock of the Company, shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereto. Each issued and outstanding share of common stock of Acquiror Sub shall continue to be an issued and outstanding share of common stock of the Surviving Institution.

                     (vi) Dissenters' Shares shall be paid for in accordance with applicable provisions of the PBCL and thereupon shall be canceled, retired and cease to exist.

                     (vii) The exchange of Company Common Stock and attached Company Rights for the merger consideration as provided herein shall constitute a redemption of such Company Rights pursuant to Section 23 of the Rights Agreement. To the extent that any shares of Company Common Stock are Dissenters' Shares or are otherwise not so exchanged, then the Company shall redeem or otherwise extinguish the Company Rights attached to such unexchanged shares of Company Common Stock as of the Effective Time.

                (b) Subject to the allocation procedures set forth in Section 1.2(c), each record holder of outstanding Shares will be entitled (i) to elect to receive Acquiror ADSs for all or some of the shares of Company Common Stock ("Stock Election Shares") held by such record holder, (ii) to elect to receive cash for all or some of the shares of Company Common Stock ("Cash Election Shares") held by such record holder or (iii) to indicate that such holder makes no such election for all or some of the shares of Company Common Stock ("No-Election Shares") held by such record holder. All such elections (each, an "Election") shall be made on a form designed for that purpose by Acquiror and reasonably acceptable to the Company (an "Election Form"). Any Outstanding Shares with respect to which the record holder thereof shall not, as of the Election Deadline (as defined in Section 1.2(d)), have properly submitted to the Exchange Agent (as hereinafter defined) a properly completed Election Form shall be deemed to be No-Election Shares. A record holder acting in different capacities shall be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each Person for which it so acts. The Exchange agent (the "Exchange Agent") shall be a United States financial institution selected by Acquiror and reasonably acceptable to the Company.

                (c) Not later than the Effective Date, Acquiror shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Merger as follows:

                     (i)    Number of Stock Elections Less Than Stock Number.
                            ------------------------------------------------
If the number of Stock Election Shares is less than the Stock Number, then

                            (A)  all Stock Election Shares shall be converted
into the right to receive the Per Share Stock Consideration,

                            (B)  the Exchange Agent shall select (by random
selection) from among the No-Election Shares a sufficient number of No-Election Shares such that the sum of such number and the number of Stock Election Shares shall equal as closely as practicable but be not less than the Stock Number, and all such selected shares ("Stock-Selected No-Election Shares") shall be converted into the right to receive the Per Share Stock Consideration, provided that if the sum of all No-Election Shares and Stock Election Shares is less than the Stock Number, all No-Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and thereby become Stock-Selected No-Election Shares,

                            (C)  if the sum of Stock Election Shares and No-
Election Shares is less than the Stock Number, the Exchange Agent shall convert (by random selection) a sufficient number of Cash Election Shares into Stock Election Shares ("Converted Cash Election Shares") such that the sum of Stock Election Shares, No-Election Shares and Converted Cash Election Shares equals as closely as practicable but be not less than the Stock Number, and all Converted Cash Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

                            (D)  any Cash Election Shares that are not Converted
Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and

                            (E)  if there are No-Election Shares that are not
Stock-Selected No-Election Shares, Acquiror shall instruct the Exchange Agent what number of such shares shall be converted into the right to receive the Per Share Cash Consideration and what number of such shares shall be converted into the right to receive the Per Share Stock Consideration, and if Acquiror shall instruct the Exchange Agent that certain of such shares shall be converted into the right to receive the Per Share Cash Consideration and that the remainder of such shares shall be converted into the right to receive the Per Share Stock Consideration, the Exchange Agent shall select among such shares by random selection; or

                     (ii)   Number of Stock Elections Greater Than or Equal to
                            --------------------------------------------------
Stock Number.  If the number of Stock Election Shares is greater than or equal
------------
to the Stock Number, then

                            (A)  all Stock Election Shares shall be converted
into the right to receive the Per Share Stock Consideration,

                            (B)  all Cash Election Shares shall be converted
into the right to receive the Per Share Cash Consideration, and

                            (C)  Acquiror shall instruct the Exchange Agent what
number of No-Election Shares shall be converted into the right to receive the Per Share Cash Consideration and what number of No-Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and if Acquiror shall instruct the Exchange Agent that certain of such shares shall be converted into the right to receive the Per Share Cash Consideration and that the remainder of such shares shall be converted into the right to receive the Per Share Stock Consideration, the Exchange Agent shall select among such shares by random selection.

                     (iii) Notwithstanding the foregoing, a Person who immediately prior to the Effective Time owned (for purposes of the Internal Revenue Code) 5% or more of the outstanding shares of Company Common Stock and who does not elect to receive Per Share Cash Consideration for all his shares, shall deliver a written agreement, in a form reasonably acceptable to Acquiror, containing customary representations to the effect that such holder has no present intention to sell, exchange or otherwise dispose of such shares of Acquiror Common Stock to be received in exchange for such shares of Company Common Stock, and if such holder shall not deliver such a written agreement, in a form reasonably acceptable to Acquiror, at the election of Acquiror such Person shall instead receive the Per Share Cash Consideration with respect to such shares, regardless of the election (or lack thereof) made by such Person in its Election Form.

                (d) Not later than the 25th Business Day prior to the anticipated Effective Date or such other date as the parties may agree in writing (the "Mailing Date"), Acquiror shall mail an Election Form and a letter of transmittal to each Person that was a holder of record of Company Common Stock immediately prior to the Mailing Date. To be effective, an Election Form must be properly completed, signed and actually received by the Exchange Agent not later than 5:00 p.m., Eastern Time, on the second Business Day preceding the Effective Date (which will be not earlier than the 20th day after the Mailing
Date) (the "Election Deadline") and accompanied by the certificates formerly representing all of the Outstanding Shares ("Old Certificates") as to which the Election is being made (or an appropriate guarantee of delivery by an eligible organization). Acquiror shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and timely submitted or to disregard defects in Election Forms; such decisions of Acquiror (or of the Exchange Agent) shall be conclusive and binding. Neither Acquiror nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent and Acquiror shall also make all computations contemplated by Section 1.2 hereof. For purposes hereof, all calculations of the Acquiror Market Price and the Exchange Ratio shall be rounded to the nearest one thousandth.

          1.3.  Exchange Procedures.  Old Certificates previously representing
                -------------------
shares of Company Common Stock shall be exchanged for cash and/or receipts ("ADRs") representing whole Acquiror ADSs (and cash in lieu of fractional Acquiror ADSs) issued in consideration therefor in accordance with this Section 1.3.

                (a) As of the Effective Time, Acquiror or Acquiror Sub shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Section 1.3, ADRs representing the Acquiror ADSs (and the cash in lieu of fractional Acquiror ADSs) in the amount of the merger consideration (such cash, and ADRs, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 1.2 in exchange for Outstanding Shares.

                (b) Promptly after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each holder of record of Company Common Stock who has not previously delivered such holders Old Certificates pursuant to the election procedures set forth in Section 1.2: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as Acquiror and Company may reasonably agree; and (ii) instructions for use in effecting the surrender of the Old Certificates in exchange for the merger consideration. Upon the proper surrender of an Old Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Old Certificate shall be entitled to receive in exchange therefor (x) a check in the amount of that amount of cash, (y) an ADR representing that number of whole Acquiror ADSs, and (z) a check representing the amount of cash in lieu of any fractional Acquiror ADSs and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the old Certificate surrendered pursuant to the provisions of Section 1.2, and the Old Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable pursuant to Section 1.2, or the cash in lieu of fractional Acquiror ADSs and unpaid dividends and distributions, if any, payable to holders of Old Certificates. If, after the Effective Time, Old Certificates are presented to Acquiror or Acquiror Sub, they shall be canceled and exchanged for the cash Acquiror ADSs and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.3.

                (c) Whenever a dividend or other distribution is declared by Acquiror on the Acquiror Ordinary Shares, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all Acquiror ADSs issuable pursuant to this Agreement; provided that after the 90th day following the Effective Date no dividend or other distribution declared or made on the Acquiror Ordinary Shares shall be paid to the holder of any unsurrendered Old Certificate with respect to the Acquiror

ADSs represented thereby until the holder of such Old Certificate shall have duly surrendered such Old Certificate in accordance with Section 1.2 or this
Section 1.3.

                (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. In the event of a transfer of ownership of any Company Common Stock not registered in the transfer records of Company, a certificate representing the proper number of Acquiror ADSs, together with a check for the cash to be paid in lieu of fractional Acquiror ADSs and the proper amount of Per Share Cash Consideration, may be issued to the transferee if the Old Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient (1) to evidence and effect such transfer and (2) to evidence that all applicable stock transfer taxes have been paid.

                (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Acquiror ADSs) that remains unclaimed by the shareholders of the Company six months after the Effective Time shall, at the Acquiror's request, be repaid to Acquiror or to the Depositary, as applicable. Any shareholders of the Company who have not theretofore surrendered their old Certificates in accordance with Section 1.2 or this Section 1.3 shall thereafter look only to Acquiror for payment of the cash, Acquiror ADSs, and cash in lieu of fractional Acquiror ADSs deliverable in respect thereof, and any unpaid dividends and distributions on the Acquiror ADSs deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. None of Acquiror, the Exchange Agent or any other Person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (f) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the cash, Acquiror ADSs and cash in lieu of fractional shares deliverable (and unpaid dividends and distributions) in respect thereof pursuant to this Agreement.

                (g) Former shareholders of the Company shall be entitled to direct the voting at any meeting of Acquiror shareholders the number of Acquiror Ordinary Shares represented by the number of Acquiror ADSs into which their shares of Company Common Stock are converted in accordance with Section 1.2 (to the extent provided in and subject to the conditions of the Deposit Agreement), regardless of whether such holders have exchanged their Old Certificate representing Company Common Stock for ADRs representing Acquiror ADSs in accordance with the provisions of this Agreement.

          1.4.  Options.
                -------

                (a) Each option to purchase shares of Company Common Stock pursuant to the Company's 1986 Option Plan, 1995 Stock Incentive Plan, 1996 Non-Officer Directors' Stock Plan and [AB&C] Option Plan (collectively, the "Option Plans"), which is outstanding and unexercised immediately prior thereto (each, an "Outstanding Option"), shall be converted as to each whole share subject to such Outstanding Option at the holder's election (made at least 5 days prior to the Closing Date) into:

                     (i) at the Effective Time, an option (each, an "Exchange Option") to purchase such number of Acquiror ADSs at such exercise price as is determined as provided below (and otherwise having the same duration and other terms as the original option):

                            (A)  the number of Acquiror ADSs to be subject to
the Exchange Option shall be equal to the product of (A) the number of shares of the Company Common Stock subject to the original option as to which the holder thereof has elected to receive an Exchange Option, multiplied by (B) the Exchange Ratio (as may be adjusted pursuant to Section 1.2(b) above), the product being rounded, if necessary, up or down, to the nearest whole share;

                            (B)  the exercise price per Acquiror ADS under the
new option shall be equal to (I) the aggregate exercise price for the shares of Company Common Stock subject to the Outstanding Option as to which the holder has elected to receive an Exchange Option, divided by (II) the number of Acquiror ADSs for which the Exchange Option is exercisable as determined pursuant to clause (A) above, the result being rounded, if necessary, up or down, to the nearest cent.

                      OR:

                     (ii) immediately prior to the Effective Time, cash (the "Cash Out") in an amount equal to the Per Share Cash Consideration multiplied by the number of shares subject to such Outstanding Options as to which the holder thereof has elected to receive the Cash Out, less the amount which would have been required to exercise such Outstanding Options as to such shares.

                (b) Holders of Outstanding Options shall have no rights to receive the "Cash Out", and no other modification of such Outstanding Options hereunder shall be effective, unless and until the Closing Date occurs. The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

                (c) The Exchange Options with respect to Outstanding Options shall be delivered by Acquiror at the Effective Time, and checks in the amounts of the respective Cash Outs shall be delivered by the Company immediately prior to the Effective Time with all amount paid to be reimbursed by Acquiror or Acquiror Sub. As of the Effective Time, Acquiror shall have reserved for issuance a sufficient number of Acquiror Ordinary Shares to cover the issuance of the Acquiror ADSs subject to such Exchange Options.

          1.5.  Other Rights.  Rights to receive shares of the Company's Common
                ------------
Stock pursuant to (i) Performance Share Agreements under the Company's 1995 Stock Incentive Plan, (ii) a deferral account pursuant to the Company's 1996 Non-Officer Directors' Stock Plan, and (iii) accrued rights under the Company's Employee Stock Purchase Plan, which are outstanding as of the Effective Time (collectively, the "Outstanding Rights") shall be converted into rights to receive or purchase, as applicable, that number of Acquiror ADSs equal to the number of shares to which such Outstanding Rights relate multiplied by the Exchange Ratio.

          1.6.  Convertible Debentures.  The Company's 9% Convertible
                ----------------------
Subordinated Debentures Due June 1999 (the "Debentures") outstanding at the Effective Time shall be assumed by Acquiror or Acquiror Sub and remain outstanding thereafter as an obligation of the Acquiror or Acquiror Sub, as the case may be, and, from and after the Effective Time, the holders of the Debentures shall have the right to convert such Debentures into the Per Share Stock Consideration receivable upon the Merger by a holder of the number of shares of Company Common

Stock into which such Debentures could have been converted immediately prior to the Merger. Acquiror or Acquiror Sub, as the case may be, shall enter into a supplemental indenture with respect to such obligations in accordance with the terms of the indenture pursuant to which the Debentures were issued.

          1.7.  Closing.  On the first Business Day to occur which is at least
                -------
three (3) Business Days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities occurs and all conditions to the consummation of this Agreement are satisfied or waived and which is the last Business Day of a month, or on such earlier or later date as may be agreed by the parties (the "Closing Date"), articles of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date and at such time as may be specified in such articles of merger by agreement of the parties hereto. The date and time of such filing or such later effective date and time are herein called the "Effective Time." The date on which the Effective Time occurs is herein referred to as the "Effective Date."


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Acquiror represents and warrants to the Company, and the Company represents and warrants to Acquiror, to the extent applicable as indicated below, that except as Previously Disclosed, the following representations and warranties are true and correct in all Material respects. For purposes of this Agreement, "Previously Disclosed" means disclosed prior to the execution hereof in (i) an SEC Document filed with the SEC prior to the date hereof, (ii) this Agreement, (iii) written materials provided to the other party prior to or as of the date hereof as specified in a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof (its "Disclosure Letter"). Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder, except for purposes of Section 2.10 hereof. The inclusion of any matter in information Previously Disclosed shall not be deemed an admission or otherwise to imply that any such matter is Material for purposes of this Agreement. "SEC Documents" means all publicly available documents filed by the Company or its predecessors with the SEC, including all such documents filed under the Securities Act of 1933, as amended (the "Securities Act") or the

Securities Exchange Act of 1934, as amended (the "Securities Exchange Act").

          2.1.  Organization and Capitalization of Acquiror and Acquiror Sub.
                ------------------------------------------------------------
In the case of Acquiror, it is a corporation duly organized, validly existing and in good standing under the laws of Ireland and it is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; and its authorized capital stock as of the date hereof consists of (a) IR(Pounds)450,000,000 of authorized capital divided into 1,000,000,000 Acquiror Ordinary Shares (of which 680,172,595 shares were issued and outstanding as of December 31, 1996) and 250,000,000 noncumulative preference shares of IR(Pounds)1 each (of which no shares are issued and outstanding as of the date hereof), (b) US$400,000,000 of authorized capital divided into 16,000,000 non-cumulative preference shares of US$25 each (of which 7,200,000 shares were issued and outstanding as of December 31, 1996), and (c) Stg(Pounds)125,000,000 of authorized capital divided into 125,000,000 non-cumulative preference shares of Stg(Pounds)1 each (of which no shares are issued and outstanding as of the date hereof). Approximately 10,800,000 of the issued and outstanding Acquiror Ordinary Shares are represented by outstanding Acquiror ADSs as of the date hereof. Acquiror Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; and its authorized capital consists of 600,000,000 shares of common stock, par value $1/7 per share, (the "Acquiror Sub Common Stock") of which 594,480,215 shares are issued and outstanding as of the date hereof (all of which are held by Acquiror), and 9,000,000 shares of preferred stock par value $5.00 per share, (the "Acquiror Sub Preferred Stock") of which 6,090,000 shares are issued and outstanding as of the date hereof.

          2.2.  Organization and Capitalization of the Company.  In the case of
                ----------------------------------------------
the Company it is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and its authorized capital stock as of the date hereof consists of 200,000,000 authorized shares of the Company Common Stock, of which 30,666,729 shares were issued and outstanding as of December 31, 1996, and 10,000,000 authorized shares of preferred stock, par value $25.00 per share, of which no shares are issued and outstanding.

          2.3.  Rights, etc.  In the case of Acquiror, as of the date hereof,
                ------------
and in the case of the Company in each case, except as Previously Disclosed, there are not any shares of its capital stock reserved for issuance, or any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to its capital stock, pursuant to which it is or may become obligated to issue shares of capital stock or any securities convertible into, exchangeable for, or evidencing the issued and outstanding right to subscribe for, any shares of its capital stock (collectively, "Rights").

          2.4.  Capital Stock.  In the case of Acquiror, all outstanding shares
                -------------
of capital stock of it and its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X) and in the case of the Company, all outstanding shares of capital stock of it and its Subsidiaries, are duly authorized, validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights; and the shares of capital stock of such Subsidiaries are owned by it (except for director's qualifying shares) free and clear of all liens, claims, encumbrances and restrictions on transfer and there are no Rights with respect to such capital stock.

          2.5.  Authority.  In the case of Acquiror, each of it and its
                ---------
Significant Subsidiaries and in the case of the Company each of it and its Subsidiaries, has the power and authority, and is duly qualified in all jurisdictions where such qualification is required, to carry on its business as it is now being conducted and to own all its Material properties and assets (except for such qualifications the absence of which, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 7.1)), and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such powers and authorizations the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect.

          2.6.  Subsidiaries.  In the case of Acquiror, a list of its
                ------------
Significant Subsidiaries has been Previously Disclosed and in the case of the Company a list of its Subsidiaries has been Previously Disclosed.

          2.7.  Authorization and Validity of Agreement.  In the case of
                ---------------------------------------
Acquiror, it and Acquiror Sub each has, and in the case of the Company, it has, full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. In the case of Acquiror and Acquiror Sub and in the case of the Company, respectively, subject in each case to the receipt of the required shareholder approvals referred to in Section 4.1(a), this Agreement has been authorized by all necessary corporate action of it. In the case of Acquiror and Acquiror Sub and in the case of the Company, respectively, this Agreement is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          2.8.  No Violations.  In the case of Acquiror and Acquiror Sub and in
                -------------
the case of the Company, respectively, the execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or its Subsidiaries or to which it or its Subsidiaries (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect, or enable any Person to enjoin the Merger or (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar corporate documents) of it or any of its Subsidiaries; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than
(w) the required approvals, consents and waivers of governmental authorities referred to in Section 4.1(b), (x) the approval of the shareholders of the Company referred to in Section 4.1(a), (y) such approvals, consents or waivers as are required under the federal and state securities or "Blue Sky" laws in connection with the transactions contemplated by this Agreement, and (z) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect or enable any Person to enjoin the Merger.

          2.9.  Securities Exchange Act Reports.  In the case of Acquiror and
                -------------------------------
the Company, respectively, it has filed with the Securities and Exchange Commission ("SEC") all required forms, reports and documents required under the Securities Exchange Act. In the case of Acquiror and the Company, respectively, as of their respective dates, neither its Annual Report on Form 20-F and 10-K, respectively, for the fiscal year ended December 31, 1995, nor any other document filed subsequent to December 31, 1995 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, each in the form

(including exhibits) filed with the SEC (collectively, its "Reports"), contained, as of the date thereof, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. In the case of Acquiror and the Company, respectively, each of the balance sheets contained or incorporated by reference in its Reports (including any related notes and schedules) fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income, cash flows or equivalent statements contained or incorporated by reference in its Reports (including any related notes and schedules) fairly present the cash flows of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not Material in amount or effect), in each case in accordance with generally accepted accounting principles applicable to bank holding companies consistently applied during the periods involved, except as may be noted in the Reports.

          2.10. Absence of Certain Changes or Events.  Except as Previously
                ------------------------------------
Disclosed in Section 2.10 of its Disclosure Letter, in the case of Acquiror and its Subsidiaries and the Company and its Subsidiaries, respectively, since December 31, 1995, it has not incurred any Material liability except in the ordinary course of its business consistent with past practice, and there has not been any change in the financial condition, business or results of operations of it or any of its Subsidiaries which, individually or in the aggregate, has had a Material Adverse Effect (other than as a result of changes in banking laws or regulations of general applicability or interpretations thereof).

          2.11. Taxes.  In the case of the Company, except as Previously
                -----
Disclosed, or as otherwise would not have a Material Adverse Effect, all federal, state, local and foreign tax returns required to be filed by or on behalf of it or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extensions have been granted and not expired. In the case of the Company, all taxes shown on returns filed by or on behalf of it or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). In the case of the Company, as of the date of this Agreement, there are no assessments or notices of deficiency or proposed assessments with respect to any taxes of it or any of its Subsidiaries that, if resolved in a manner adverse to it, would have a Material Adverse Effect. In the case of the Company, except as otherwise would not have a Material Adverse Effect, it has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

          2.12. Absence of Claims.  In the case of Acquiror and the Company,
                -----------------
respectively, except as Previously Disclosed no Material litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against it or any of its Subsidiaries, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or to materially hinder or delay consummation of the transactions contemplated hereby.

          2.13. Absence of Regulatory Actions.  In the case of Acquiror and the
                -----------------------------
Company, respectively, except for matters arising in the ordinary course of business, neither it nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of banks, savings associations, or bank or savings association holding companies, or engaged in the insurance of bank or savings association deposits ("Bank Regulators"), nor has it been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          2.14. Labor Matters.  In the case of the Company, except as Previously
                -------------
Disclosed neither it nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of any proceeding asserting that it or any such Subsidiary has committed an unfair labor practice or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or threatened.

          2.15. Employee Benefit Plans.  Except as Previously
                ----------------------

Disclosed, in the case of Acquiror and the Company, respectively, all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or its Subsidiaries' employees, comply in all Material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither it nor any of its Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any such plan which is likely to result in any Material penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code; no Material liability to the Pension Benefit Guaranty Corporation has been or is expected by it or them to be incurred with respect to any such plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by it, them or any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code; no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to the respective Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof; no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof; neither it nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code; it and its Subsidiaries have not contributed to any "multiemployer plan", as defined in
Section 3(37) of ERISA, on or after September 26, 1980. In the case of the Company, with respect to each benefit plan for employees that is maintained or contributed to by the Company or any of its Subsidiaries, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Benefit Plans"), it has made available to Acquiror a true and correct copy of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the IRS), (ii) such Benefit Plan, (iii) each trust agreement and insurance contract relating to such Benefit Plan, (iv) the most recent summary plan description for such Benefit Plan, (v) the most recent actuarial report or valuation if such Benefit Plan is subject to Title IV of ERISA, (vi) the most recent determination letter issued by the IRS if such Benefit Plan is intended to be qualified under Section 401(a) of the Code, and (vii) all outstanding employment contracts or agreements. With respect to Acquiror and the Company, a list of its Benefit Plans, and, in the case of the Company, all outstanding employment contracts or agreements, has been Previously Disclosed.

          2.16. Material Contracts.  In the case of the Company, all Material
                ------------------
contracts have been Previously Disclosed, including: (i) all Material written employment or consulting agreements, contracts or commitments with, between or among the Company or any of its Subsidiaries and any Person; (ii) all Material agreements of guaranty or indemnification, other than by-laws provisions and bank items presented for collection in the ordinary course of business, running from the Company or any Subsidiary to any Person; (iii) all Material agreements, contracts or commitments relating to the acquisition of assets or capital stock of any Person other than assets acquired in the ordinary course of business by the Company; (iv) all Material agreements, except for employment agreements and other agreements listed pursuant to clause (i) above, for loans or the provision, purchase or sale of goods, services or property between the Company or any of its Subsidiaries and any director, officer, employee, agent or representative of the Company or any Subsidiary, or any relative or affiliate of any of the foregoing; (v) all Material agreements, contracts or commitments to which the Company is a party or by which the Company is bound and which require consent ("Contractual Consents") by any other Person in connection with the consummation of the transactions contemplated hereby, either to prevent a breach or to continue the effectiveness thereof; and (vi) all other Material agreements (other than this Agreement, agreements to be executed with respect to this Agreement and agreements with respect to deposits received and loans granted) of the Company or any of its Subsidiaries. The Company is not in default in any respect Material to the Company under any of the contracts, agreements or other instruments described above. No event has occurred which, with notice or lapse of time or both, would constitute a default by the Company under any of such contracts, agreements or instruments, and all such contracts, agreements and instruments are in full force and effect, except for such defaults or failures to be in full force and effect as would not have a Material Adverse Effect.

          2.17. Title to Assets.  In the case of the Company, a list of all
                ---------------
Material real estate owned or leased by the Company or any of its Subsidiaries (other than OREO) has been Previously Disclosed. In the case of the Company, each of it and its Subsidiaries has good and marketable title to its properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted), except for such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect.

          2.18. Knowledge as to Conditions.  In the case of Acquiror and the
                --------------------------
Company, respectively, it knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 4.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos to such Section.

          2.19. Compliance With Laws.  Except as Previously Disclosed, in the
                --------------------
case of Acquiror and the Company, respectively, it and each of its Significant Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect.

          2.20. Acquiror Common Stock.  In the case of Acquiror, the Acquiror
                ---------------------
ADSs and underlying Acquiror Ordinary Shares to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

          2.21. Fees.  In the case of Acquiror and the Company, respectively,
                ----
other than financial advisory services performed for Acquiror by Merrill Lynch & Co. and for the Company by Morgan Stanley & Co. and FMCG Capital Strategies (on terms disclosed to Acquiror), neither it nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for it or any of its Subsidiaries, in connection with this Agreement or the transactions contemplated hereby.

          2.22. Registration Statement; Proxy Statement.  In the case of
                ---------------------------------------
Acquiror and the Company, respectively, the information to be supplied by it for inclusion in (i) the Registra-tion Statement on Form F-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act with the SEC by Acquiror for the purpose of, among other things, registering the Acquiror ADSs and underlying Acquiror Ordinary Shares to be issued to the shareholders of the Company in the Merger (the "Registration Statement") will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the proxy statement or proxy statements and other materials (as amended or supplemented from time to time, collectively the "Proxy Statement", and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement/Prospectus") to be filed with the SEC by the Company under the Securities Exchange Act and distributed in connection with the Company's meeting of its shareholders to vote upon this Agreement (the "Company Meeting") and to be distributed by Acquiror Sub in connection with Acquiror Sub's meeting of its Shareholders to vote upon this Agreement (the "Acquiror Sub Meeting"), and the offering circular required under the rules and regulation of the London and Irish stock exchanges (the "Offering Circular") to be distributed by Acquiror in connection with Acquiror's meeting of the Shareholders to vote upon this Agreement (the "Acquiror Meeting") will not, at the time the Proxy Statement/Prospectus and the Offering Circular, respectively, are mailed and at the time of the Company Meeting, the Acquiror Sub Meeting, or the Acquiror Meeting, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          2.23. Environmental Matters.  Except as Previously Disclosed, in the
                ---------------------
case of Acquiror and the Company, respectively, except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to the best of its knowledge, (i) it and its Subsidiaries have complied with all applicable Environmental Laws (as hereinafter defined) and (ii) neither it nor any of its Subsidiaries has received any notices, demand letters or requests for information from any governmental entity or any third party indicating that it or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law and none of it, its Subsidiaries or the properties owned or leased by any of them are subject to any court order, administrative order or decree arising under any Environmental Law.

            "Environmental Law" means any Federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transformation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, including any substance containing any such substance as a component, in each case as amended and as now in effect.

          2.24.  Takeover Laws; Rights Plans.
                 ---------------------------

                (a) In the case of the Company, it has taken all action required to be taken by it in order to opt out or exempt this Agreement and the Stock Option Agreement, and the transactions contemplated hereby and thereby, from, and this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "business combination," "moratorium," "disgorgement," "control share," or other applicable antitakeover laws and regulations (collectively, "Takeover Laws") of the Commonwealth of Pennsylvania, including Chapter 25 of the PBCL.

                (b) In the case of the Company, it has duly entered into an amendment to the Company Rights Agreement in form and substance satisfactory to Acquiror and the Company, and taken all other action necessary or appropriate, so that the entering into of this Agreement and the Stock Option Agreement and the completion of the transactions contemplated hereby and thereby (including without limitation the Merger and the exercise of the option (as defined in the Stock Option Agreement) do not and will not result in the ability of any Person to exercise any rights under the Company Rights Agreement, or enable or require the Company Rights to separate from the shares of common stock to which they are attached or to be triggered or become exercisable.

                (c) In the case of the Company, no "Distribution Date," "Stock Acquisition Date" "Section 11(a)(ii) Trigger Date" or "Triggering Event" (as such terms are defined in the Company Rights Agreement) has occurred.

                 (d) In the case of the Acquiror, Acquiror has not entered into any agreement of similar effect as the Company Rights Agreement.

           2.25. Vote Required.  In the case of the Company, the affirmative
                 -------------
vote of the holders of a majority of the shares of its Common Stock present and voting at the Company Meeting is the only vote of the holders of any class or series of its capital stock necessary to approve this Agreement and the transactions contemplated hereby; in the case of Acquiror, the affirmative vote of holders of a majority of the outstanding Acquiror Ordinary Shares present and voting at the Acquiror Meeting is the only vote of the holders of any class or series of its capital stock necessary to approve this Agreement and the transactions contemplated hereby; and in the case of Acquiror Sub, the affirmative vote of holders of a majority of the outstanding voting power of the Acquiror Sub Common Stock and Acquiror Sub Preferred Stock, voting as a single class, is the only vote of the holders of any class or series of its capital stock necessary to approve this Agreement and the transactions contemplated hereby. The Acquiror Sub Common Stock and Acquiror Sub Preferred Stock each are entitled to one vote per share with respect to approval of this Agreement and the transactions contemplated hereby.


                                  ARTICLE III

                           CONDUCT PRIOR TO CLOSING
                           ------------------------

           3.1.  Access to Information; Notice of Changes; Confidentiality.
                 ---------------------------------------------------------

                 (a) During the period commencing on the date hereof and ending on the Closing Date, each of the parties shall (and shall cause each of its Subsidiaries to) upon reasonable notice, afford the other parties, and their respective counsel, accountants and other authorized representatives, reasonable access during normal business hours to the properties, books and records of such party and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of such party and its Subsidiaries; such investigation shall not, however, affect or be deemed to modify the representations and warranties made by such party in this Agreement.

                 (b) During the period commencing on the date hereof and ending on the Closing Date, each party shall promptly notify the other parties hereto in writing of any and all occurrences which, if they had occurred prior to execution of this Agreement, would have caused the representations and warranties of such party contained in Article 2 and the disclosures delivered in conjunction therewith to be incorrect in any Material respect.

                 (c) Each party will not, and will cause its representatives not to, use any information obtained pursuant to this Section 3.1 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 3.1 unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

           3.2.  Conduct of the Business of the Company Pending the Closing
                 ----------------------------------------------------------
Date. The Company agrees that, except as express permitted by this Agreement or
----
otherwise consented to or approved in writing by Acquiror, during the period from the date hereof to the Effective Time:

                 (a) The Company will and will cause each of its Subsidiaries to conduct their respective operations only in the ordinary course of business consistent with past practice (subject, in any event, to the provisions of paragraph (c) below) and will use its best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, customers, clients and others having business relationships with them.

                 (b) The Company shall not, and shall not permit any of its Subsidiaries to, take any action, engage in any transactions or enter into any agreement which would adversely affect or delay in any Material respect the ability of Acquiror or the Company to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement.

                 (c) The Company will not and will not permit any of its Subsidiaries to:

                       (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loan or advance;

                      (ii) (A) adjust, split, combine or reclassify any capital stock; (B) subject to Section 3.4 hereof, make, declare or pay any dividend (other than (x) regular quarterly cash dividends not exceeding $0.30 per share on the Company Common Stock and (y) dividends paid by any of the wholly-owned Subsidiaries of the Company to the Company or any of its wholly-owned Subsidiaries), or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any stock appreciation rights or grant any Person any right to acquire any shares of its capital stock, except for options issued to employees and directors (not to exceed 315,000 shares) and rights arising under the Company's Employee Stock Purchase Plan in the ordinary course of business consistent with past practice; or (D) issue any additional shares of capital stock except pursuant to (x) Rights outstanding as of the date hereof, (y) Rights issued or arising after the date hereof as permitted by clause (C) above
(z) the Company's Dividend Reinvestment Plan;

                     (iii) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its Material properties or assets to any Person other than a direct or indirect wholly-owned Subsidiary of the Company, or cancel, release or assign any indebtedness of any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement as Previously Disclosed;

                      (iv) other than in the ordinary course of business consistent with past practice, make any Material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any prop-erty or assets of any other individual, corporation or other entity other than a wholly-owned Subsidiary of the Company;

                       (v) other than in the ordinary course of business consistent with past practice, enter into or terminate any Material contract or agreement, or make any change in any of its Material leases or contracts, other than renewals of contracts and leases without Material adverse changes of terms;

                      (vi) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or except as Previously Disclosed become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, in each case other than in the ordinary course of business consistent with past practice, or voluntarily accelerate the vesting of any stock options or other stock-based compensation, provided that extensions of employment contracts in existence on the date hereof pursuant to the terms thereof shall be deemed to be made in the ordinary course of business consistent with past practice; provided, however, that nothing
                                           --------  -------
herein shall prevent the Company from establishing a bonus pool in the aggregate amount of Three Million Dollars ($3,000,000) to be paid to certain officers and employees upon Closing. The Chief Executive Officer of the Company will consult with the senior executives of Acquiror and Acquiror Sub in connection with the bonus pool.

                     (vii) other than in the ordinary course of business consistent with past practice, settle any claim, action or proceeding involving any liability of the Company or any of its Subsidiaries for Material money damages or restrictions upon the operations of the Company or any of its Subsidiaries;

                    (viii) modify in any Material respect the manner in which it and its Subsidiaries have heretofore conducted or accounted for their business;

                     (ix) except as contemplated by this Agreement, amend its articles of incorporation or its by-laws; or

                      (x) agree to, or make any commitment to, take any of the actions prohibited by this Section 3.2.

           3.3.  Conduct of the Business of Acquiror Pending
                 -------------------------------------------
the Closing Date. Acquiror agrees that, except as expressly permitted by this
----------------
Agreement or otherwise consented to or approved in writing by the Company, during the period from the date of this Agreement to the Effective Time, Acquiror will not (a) subject to Section 3.4 hereof, declare or pay any extraordinary or special dividend on the Acquiror Ordinary Shares, or (b) take any action that would adversely affect or delay in any material respect the ability of the Company or Acquiror to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement.

           3.4.  Dividends.  Notwithstanding Sections 3.2 and 3.3 hereof, in all
                 ---------
events Acquiror and the Company agree to coordinate (on a mutually agreeable basis) the declaration of dividends (and the record and payment dates therefor) payable during the period preceding and including the quarter in which the Effective Time occurs so that stockholders of the Company and Acquiror will receive fair dividends and in no event shall stockholders of the Company and Acquiror fail to receive a fair dividend during any quarter or semi-annual period up to and including the quarter or semi-annual period, as the case may be, immediately following the Effective Time.

           3.5.  No Solicitation of Other Offers.  The Company agrees that
                 -------------------------------
neither it nor any of its Subsidiaries nor any of their respective officers and directors shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, take any action to solicit or initiate any inquiries or the making of any offer or proposal with respect to a merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of any significant portion of assets, sale of shares of capital stock, or similar transactions involving the Company or any Subsidiary of the Company (any such inquiry, offer or proposal, an "Acquisition Proposal"), or, except as may be legally required for the discharge by the board of directors of its fiduciary duties, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. The Company will promptly notify Acquiror of its receipt of any Acquisition Proposal.

           3.6.  Certain Filings, Consents and Arrangements.  Acquiror and the
                 ------------------------------------------
Company shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby (including without limitation all applications for required approvals as set forth in Section 4.1(b) hereof), (b) cooperate with one another (i) in promptly determining what filings are required to be made and what approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers, and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

           3.7.  Best Efforts.  Acquiror and the Company each will (i) use its
                 ------------
best efforts to take all action necessary to render accurate as of the Closing Date the representations and warranties of it contained herein, and (ii) use its best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by it as contemplated by this Agreement.

           3.8.  Publicity.  The initial press release announcing this Agreement
                 ---------
shall be a joint press release and thereafter the Company and Acquiror shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

           3.9.  Shareholder Approvals.  Each of Acquiror, Acquiror Sub and the
                 ---------------------
Company shall take, in accordance with applicable law, the rules of any applicable securities exchange or quotation system, and its respective articles of incorporation and by-laws (or similar corporate documents), all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval of this Agreement (the Company Meeting, Acquiror Meeting and Acquiror Sub Meeting each referenced to herein as a "Shareholder Meeting"), as promptly as practicable after the Registration Statement is declared effective. The Board of Directors of each such party will recommend approval of such matters, and each such party will take all reasonable lawful action to solicit such approval by its shareholders, except, in the case of the Company, as may be legally required for the discharge by the board of directors of its fiduciary duties. Acquiror will vote all of the shares of the capital stock of Acquiror Sub held by it in favor of such matters.

           3.10. Registration Statement.
                 ----------------------

                 (a) Each of Acquiror and the Company agrees to cooperate in the preparation of the Registration Statement to be filed by Acquiror with the SEC in connection with the issuance of Acquiror ADSs and the underlying Acquiror Ordinary Shares in the Merger, including the Proxy Statement/Prospectus and the Offering Circular. Each of Acquiror and the Company agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Acquiror also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company and Acquiror each agree to furnish all information concerning themselves and their Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

                 (b) Each of Acquiror and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto, and (iii) the Offering Circular, will, at the date of mailing to shareholders and at the times of each of the Shareholder Meetings, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the same meeting. Each of the Company and Acquiror agrees that the Proxy Statement (except, in the case of the Company, with respect to portions thereof prepared by Acquiror, and except, in the case of Acquiror, with respect to portions thereof prepared by the Company) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the Registration Statement (except, in the case of the Company, with respect to portions thereof prepared by Acquiror, and except, in the case of Acquiror, with respect to portions thereof prepared by the Company) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

                 (c) In the case of Acquiror, Acquiror will advise the Company, promptly after Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror ADSs and the underlying Acquiror Ordinary Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

           3.11. The Company Rights Agreement.  The Board of Directors of the
                 ----------------------------
Company shall take all further action (in addition to that referred to in Section 2.24) reasonably requested in writing by Acquiror (including redeeming the Company Rights immediately prior to the Effective Time or amending the Company Rights Agreement) in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and except as may be legally required for the discharge by the Board of Directors of the Company of its fiduciary duties, the Board of Directors of the Company shall not (a) amend the Company Rights Agreement or (b) take any action with respect to, or make any determination under, the Company Rights Agreement, including a redemption of the Company Rights or any action to facilitate an Acquisition Proposal in respect of the Company.

           3.12. Securities Act.
                 --------------

                 (a) Not later than the 15th day prior to mailing of the Proxy Statement/Prospectus, Acquiror shall deliver to the Company, and the Company shall deliver to Acquiror, a schedule of each Person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act.

                 (b) The Company shall use its reasonable best efforts to cause each Person who may be deemed to be an

Affiliate of the Company to execute and deliver to the Acquiror prior to the Effective Time an agreement relating to the above-referenced Rule 145 in form and substance satisfactory to Acquiror.

           3.13. Additional Agreements.  Subject to the terms and conditions
                 ---------------------
herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

           3.14. Listing.  Acquiror shall use its best efforts to list on the
                 -------
New York Stock Exchange upon official notice of issuance the Acquiror ADSs to be issued in the Merger.


                                  ARTICLE IV

                        CONDITIONS PRECEDENT TO MERGER
                        ------------------------------

           4.1.  Conditions Precedent to Obligations of All Parties.  The
                 --------------------------------------------------
respective obligations of Acquiror and the Company to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Effective Time of each of the following conditions:

                 (a)   Shareholder Approvals.  This Agreement and the
                       ---------------------
transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company, Acquiror and Acquiror Sub in accordance with applicable law.

                 (b)   Regulatory Approval.  Acquiror shall have procured the
                       -------------------
required approval, consent, waiver or other administrative action with respect to this Agreement and the transactions contemplated hereby (i) by the Pennsylvania Department of Banking pursuant to Pennsylvania law, and (ii) by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, (iii) by the Minister for Employment and Enterprise for Ireland, and (iv) by the Central Bank of Ireland, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents, waivers or administrative actions of governmental authorities or other Person that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement; provided, however, that no approval, consent, waiver or administrative action referred to in this Section 4.1(b) shall be deemed to have been received if it shall include any condition or requirement (other than a condition or requirement requiring divestitures or other actions in order to comply with or avoid challenge under the antitrust laws) that would so materially and adversely affect the economic or business benefits of the Merger that the Acquiror would not have entered into this Agreement had such conditions or requirements been known at the date hereof;

                 (c)   Other Legal Requirements.  All other requirements
                       ------------------------
prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

                 (d)   Injunction.  No preliminary or permanent injunction or
                       ----------
other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Time.

                 (e)   Statutes.  No statute, rule, regulation, executive
                       --------
order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger.

                 (f)   Registration Statement.  The Registration Statement
                       ----------------------
shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                 (g)   Tax Opinion.  Acquiror and the Company each shall have
                       -----------
received the opinion of counsel to Acquiror acceptable to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly: (i) no gain or loss will be recognized by Acquiror or the Company as a result of the Merger; (ii) no gain or loss will be recognized by the shareholders of the Company who exchange their shares of Company Common Stock solely for Acquiror ADSs pursuant to the Merger (except with respect to cash received in lieu of fractional Acquiror
ADSs); (iii) the tax basis of the shares of Acquiror ADSs received by shareholders who exchange all of their shares of the Company Common Stock solely for shares of Acquiror ADSs in the merger will be the same as the tax basis of the shares of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional interest for which cash is received); and (iv) the holding period of the Acquiror ADSs received in the Merger will include the period during which the shares of the Company Common Stock surrendered in exchange therefor were held, provided such shares of the Company Common Stock were held as capital assets at the Effective Time. In rendering their opinion, such counsel may require and rely upon representations contained in certificates of officers of Acquiror, the Company and others.

                 (h)   Rights Agreements.  There shall exist no "Acquiring
                       -----------------
Person" and no "Stock Acquisition Date" or "Triggering Event" (as each of such terms are defined in the Company Rights Agreement) shall have occurred.

           4.2.  Conditions Precedent to Obligations of Acquiror.  The
                 -----------------------------------------------
obligations of Acquiror to effect the Merger are also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions unless waived by Acquiror:

                 (a)   Accuracy of Representations and Warranties.  All
                       ------------------------------------------
representations and warranties of the Company contained herein shall be true and correct in all Material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

                 (b)   The Company's Performance.  The Company shall have
                       -------------------------
performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date.

                 (c)   Officer's Certificate.  Acquiror shall have received a
                       ---------------------
certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, certifying as to the matters set forth in subparagraphs 4.2(a) and (b).

                 (d)   Opinion of Counsel.  Acquiror shall have
                       ------------------
received an opinion, dated the Closing Date, of counsel for the Company, in form and substance satisfactory to Acquiror and its counsel.

                 (e)   Blue Sky.  Acquiror shall have received all state
                       --------
securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

                 (f)   Accountants' Comfort Letters.  Acquiror and its
                       ----------------------------
directors and officers who sign the Registration Statement shall have received letters from the Company's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement/Prospectus to the Company's shareholders and (ii) shortly prior to the Closing Date, with respect to certain financial information regarding the Company in the form customarily issued by such accountants at such time in transactions of this type.

           4.3.  Conditions Precedent to Obligation of the Company.  The
                 -------------------------------------------------
obligation of the Company to effect the Merger is also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions unless waived by the Company:

                 (a)   Accuracy of Representations and Warranties.  All
                       ------------------------------------------
representations and warranties of Acquiror contained herein shall be true and correct in all Material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date.

                 (b)   Acquiror's Performance.  Acquiror shall have performed
                       ----------------------
in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date.

                 (c)   Officer's Certificate.  The Company shall have received
                       ---------------------
a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Acquiror and Acquiror Sub, dated the Closing Date, certifying as to the matters set forth in subparagraphs 4.3(a) and (b).

                 (d)   Opinion of Counsel.  The Company shall have received an
                       ------------------
opinion, dated the Closing Date, of counsel for Acquiror and Acquiror Sub, in form and substance satisfactory to the Company and its counsel.

                 (e)   Stock Listing.  The Acquiror ADSs to be
                       -------------
issued in the Merger have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                 (f)   Accountants' Comfort Letters.  The Company and its
                       ----------------------------
directors shall have received letters from Acquiror's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement/Prospectus to the Company's shareholders and (ii) shortly prior to the Closing Date, with respect to certain financial information regarding Acquiror in the form customarily issued by such accountants at such time in transactions of this type.

                 (g)   Employment Agreements.  Acquiror Sub shall have entered
                       ---------------------
into an agreement with Christopher R. Jennings in the form attached hereto as part of Exhibit B attached hereto, effective as of the Effective Time, and shall have made the Change of Control Retention Payments specified on Exhibit B.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

           5.1.  Tax-Free Reorganization Treatment.  Neither Acquiror nor the
                 ---------------------------------
Company shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code.

           5.2.  Certain Contracts.  Acquiror Sub hereby unconditionally
                 -----------------
agrees to, and agrees to cause its Subsidiaries to, honor, without modification, offset or counterclaim, all Previously Disclosed contracts, agreements and commitments of the Company or any of its Subsidiaries authorized by the Company or any of its Subsidiaries prior to the date of this Agreement which apply to any current or former employee or current or former director of the Company or any of its Subsidiaries, including without limitation the Change in Control Agreements and Indemnification Agreements with certain directors, officers and employees as Previously Disclosed in accordance with Section 2.16 hereof. In accordance with the terms of such contracts, agreements and commitments, Acquiror Sub hereby assumes, subject to the consummation of the Merger, all of the Company's and its Subsidiaries' obligations under such contracts, agreements and commitments.

           5.3.  Employee Benefits.  Acquiror Sub hereby unconditionally
                 -----------------
agrees to, and to cause its Subsidiaries to, provide to officers and employees of the Company and its Subsidiaries who become or remain regular (full time) employees of Acquiror Sub or any of its Subsidiaries employee benefits, including, without limitations pension benefits, health and welfare benefits, life insurance and vacation, which are no less favorable in the aggregate than those provided from time to time by the Acquiror Sub and its Subsidiaries to their similarly situated officers and employees. Any employee of the Company or any of its Subsidiaries who becomes a participant in any employee benefit plan, program, policy, or arrangement of the Acquiror Sub or any of its Subsidiaries shall be given credit under such plan, program, policy, or arrangement for all service with the Company or any of its Subsidiaries prior to becoming such a participant for purposes of eligibility and vesting. Employees of the Company or any of its Subsidiaries who are terminated within two years after the Effective Time shall be entitled to severance benefits equal to the greater of those provided by the Company on the date hereof or those provided by the Acquiror Sub as of the Effective Time, and shall be provided outplacement assistance and counselling by Acquiror Sub. In addition, (i) employees of the Company or its Subsidiaries who continue as employees of Acquiror Sub or its Subsidiaries after the Effective Time ("Affected Employees") shall be provided with the greater of the weeks of annual vacation to which they were entitled on the day before the Effective Date or the weeks of annual vacation to which similarly situated employees of Acquiror Sub and its Subsidiaries are then entitled, (ii) Affected Employees shall be entitled to preserve days of vacation that have been carried over from 1996 to 1997, and Affected Employees who are not able to take all the vacation days to which they are entitled for calendar year 1997 shall be permitted to carry over unused days into calendar 1998; (ii) Affected Employees shall be entitled to preserve occasional days that have been carried over from 1996 into 1997 in addition to any occasional days to which they may otherwise be entitled, and Affected Employees who are not able to take all the occasional days to which they are entitled for calendar year 1997 shall be permitted to carry over unused days into calendar 1998; and (iii) Acquiror Sub shall coordinate any transition of Affected Employees to benefit plans of Acquiror Sub such that credit is given as to deductibles, co-payments and other similar items, and the flexible spending accounts maintained for employees of the Company and its Subsidiaries shall be maintained through the end of calendar year 1997. Additional provisions regarding benefits of Affected Employees are set forth on Exhibit C attached hereto.

           5.4.  Indemnification; Directors' and Officers' Insurance.
                 ---------------------------------------------------

                 (a) From and after the Effective Time, Acquiror Sub agrees to indemnify and hold harmless each present and former director and officer of the Company or its Subsidiaries and each officer or employee of the Company or its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at the Company's request or direction (the "Indemnified Parties"), against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any and all claims, actions, suits, proceedings or investigations, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters arising out of or in connection with such party's position as, or actions taken as, a director or officer of the Company or a Subsidiary or director or trustee of another entity at the request or direction of the Company, at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by applicable law (and also advance expenses incurred to the fullest extent permitted by applicable law); provided, however, that Acquiror Sub shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If such indemnity is determined not to be available as a matter of law with respect to any Indemnified Party, then the Acquiror Sub and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits and other relevant equitable considerations.

                 (b) Any Indemnified Party wishing to claim indemnification under Section 5.4(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Acquiror Sub thereof, but the failure to so notify shall not relieve Acquiror Sub of any liability it may have to such Indemnified Party if such failure does not materially prejudice Acquiror. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time): (i) Acquiror Sub shall have the right to assume the defense thereof and Acquiror Sub shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Acquiror elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Acquiror Sub and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Acquiror Sub shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; (ii) the Indemnified Parties will cooperate in the defense of any such matter; and (iii) Acquiror Sub shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.

                 (c) For a period of six years after the Effective Time, Acquiror Sub shall use all reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Acquiror Sub may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to such directors and officers) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall Acquiror
                           --------  -------
Sub be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 5.4(c), any amount per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Acquiror shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

           5.5.  Certain Director and Officer Positions.
                 --------------------------------------

                 (a) As of the Effective Date, Acquiror and Acquiror Sub shall fix the size of the Board of Directors of Acquiror Sub at 21 members and shall cause five members of the Company's Board of Directors (consisting of Christopher R. Jennings and four other current directors selected by the Company and willing to so serve) to be appointed or elected to the Board of Directors of Acquiror Sub. As of the Effective Time Acquiror and Acquiror Sub agree to cause Christopher R. Jennings to be named as Vice Chairman of the Board of Directors of Acquiror Sub, and Vice Chairman of the Steering Committee of Acquiror Sub.

                 (b) As of the Effective Time, Acquiror Sub shall enter into the employment agreements referred to in Section 4.3(g) hereof.

                                  ARTICLE VI

                                  TERMINATION
                                  -----------

           6.1.  Termination.  This Agreement may be terminated, and the Merger
                 -----------
abandoned, prior to the Effective Time, either before or after its approval by the shareholders of the Company:

                 (a) by the mutual consent of the Acquiror and the Company, if the board of directors of each so determines by vote of a majority of the members of its entire board;

                 (b) by Acquiror or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of the failure of the shareholders of the Company or Acquiror to approve this Agreement at its meeting called to consider such approval;

                 (c) by Acquiror or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of a Material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which is not cured or not curable within 60 days after written notice of such breach is given to the party committing such breach by the other party;

                 (d) by Acquiror or the Company by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

                 (e) by Acquiror or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by December 31, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

                 (f) by the Company, if its board of directors so determines by a majority vote of the members of its entire board, at any time during the ten-day period commencing with the Termination Right Determination Date (as defined below) if the Market Price on the Termination Right Determination Date of an Acquiror ADS is less than Thirty-Two Dollars ($32); subject, however, to
                                                          -------  -------
the following three sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Acquiror, provided that such notice of election to terminate
                            --------
may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Acquiror shall have the option of adjusting the Per Share Stock Consideration to the value thereof that would have resulted if the Market Price of an Acquiror ADS as of the Termination Right Determination Date were equal to Thirty-Two Dollars ($32). If Acquiror makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio and Per Share Stock Consideration, whereupon no termination shall have occurred pursuant to this Section 6.1(f) and this Agreement shall remain in effect in accordance with its terms (except as to the Exchange Ratio and Per Share Stock Consideration), and any references in this Agreement to the "Exchange Ratio" and "Per Share Stock Consideration" shall thereinafter be deemed to refer to such numbers as adjusted pursuant to this
Section 6.1(f). The figure $32 appearing in the foregoing paragraph shall be adjusted as provided in Section 1.2(a)(iii) hereof, in the circumstances indicated therein.

           For purposes of this Section 6.1(f), the "Termination Right Determination Date" shall mean the sixteenth (16th) day preceding the Closing Date (determined, upon receipt of approval of the Merger from the Federal Reserve Board, as provided in Section 1.7 hereof assuming all other conditions to closing are satisfied or waived and without regard to any possible agreement of the parties to change such Closing Date).

           6.2.  Effect of Termination.  In the event of the termination of this
                 ---------------------
Agreement by either Acquiror or the Company, as provided above, except as otherwise provided in Section 8.3 hereof, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach of any covenant or willful misrepresentation by any other party under this Agreement.


                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

           7.1.  Certain Definitions; Interpretation.  As used in this
                 -----------------------------------
Agreement, the following terms shall have the meanings indicated:

           "Business Day" shall mean any day on which depository institutions are generally open for business in the Commonwealth of Pennsylvania and the New York Stock Exchange is generally open for trading.

           "Control" shall have the meaning ascribed thereto in the Bank Holding Company Act of 1956, as amended.

           "Dollar" and "$" shall mean United States Dollars.

           "Market Price" as of any date of determination means the average closing price of one Acquiror ADS on the New York Stock Exchange (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative
-----------------------
source), for the ten (10) New York Stock Exchange trading days ending on the Business Day immediately preceding the date of determination.

           "Material" means material to Acquiror or the Company (as the case may be) and its respective Subsidiaries, taken as a whole.

           "Material Adverse Effect," with respect to a Person, means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, business or results of operations of such Person and its Subsidiaries, taken as a whole, or (B) the ability of such Person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

           "Person" includes an individual, corporation, partnership, association, trust, limited liability company, unincorporated organization or other legal entity.

           "Subsidiary," with respect to a Person, means any other Person controlled by such Person.

When a reference is made in this Agreement to Articles, Sections, or Schedules, such reference shall be to a Section or Article of, or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or

"including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

           7.2.  Fees and Expenses.  All costs and expenses incurred in
                 -----------------
connection with this Agreement and the consummation of the transactions contemplated hereby shall, if incurred by Acquiror, be paid by Acquiror and shall, if incurred by the Company, be paid by the Company.

           7.3.  Survival.  Only those agreements and covenants of the parties
                 --------
that are applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of this Agreement and shall not survive the Effective Time. If this Agreement shall be terminated, the agreements of the parties in Sections 3.1(c) and 7.2 shall survive such termination.

           7.4.  Public Announcements.  Unless required by applicable law, the
                 --------------------
Company and Acquiror will not issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other party.

           7.5.  Notices.  All notices, requests, demands, waivers and other
                 -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in Person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                 (a)   if to the Company, to it at:

                       Dauphin Deposit Corporation
                       213 Market Street
                       Philadelphia, PA  17105
                       Attention:  George W. King, Esq.
                       Telecopier:  (717) 231-2632

                       with a copy to:

                       Pepper, Hamilton & Scheetz
                       3000 Two Logan Square
                       Eighteenth & Arch Streets
                       Philadelphia, PA 19103-2799
                       Attention:  L. Garrett Dutton, Esq.
                       Telecopier:  (215) 981-4750

                 (b)   if to Acquiror, to it at:

                       Allied Irish Banks, plc
                       Bankcentre, Ballsbridge
                       Dublin 4, Ireland
                       Attention:
                       Telecopier:

                       and if to Acquiror Sub, to it at:

                       First Maryland Bancorp
                       25 South Charles Street
                       Baltimore, MD 21201
                       Attention:
                       Telecopier:

                       in each case, with a copy to:

                       Wachtell, Lipton, Rosen & Katz
                       51 West 52nd Street
                       New York, NY 10019
                       Attention:  Craig M. Wasserman, Esq.
                       Telecopier:  (212) 403-2000

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

           7.6.  Entire Agreement.  This Agreement and the Schedules, Exhibits
                 ----------------
and other documents referred to herein or delivered pursuant hereto collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior and contemporaneous agreements and understandings, oral and written, with respect thereto.

           7.7.  Binding Effect; Benefit; Assignment.  This Agreement shall
                 -----------------------------------
inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           7.8.  Waiver.  Prior to the Effective Time, any provision of this
                 ------
Agreement may be (i) waived by the party benefitted by the provision or by both parties, by a writing executed by an executive officer or officers, or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that, after the vote by the shareholders of the Company no such amendment or modification may be made which reduces or changes the form and amount of consideration payable pursuant to this Agreement without further shareholder approval.

           7.9.  Further Actions.  Each of the parties hereto agrees that,
                 ---------------
subject to its legal obligations, it will use its best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

           7.10. Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

           7.11. Applicable Law.  This Agreement and the legal relations between
                 --------------
the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws rules thereof.

           7.12. Severability.  If any term, provision, covenant or restriction
                 ------------
contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          ALLIED IRISH BANKS, p.l.c.


                                    By:   /s/ Thomas P. Mulcahy
                                          ----------------------------------
                                          Name:  Thomas P. Mulcahy
                                          Title:  Group Chief Executive



                                          FIRST MARYLAND BANCORP


                                    By:   /s/ J. E. Casey
                                          ----------------------------------
                                          Name:
                                          Title:



                                          DAUPHIN DEPOSIT CORPORATION


                                    By:   /s/ C. R. Jennings
                                          ----------------------------------
                                          Name:
                                          Title:

                                   Exhibit B

                           Employment Agreement and
                     Change in Control Retention Payments
                     ------------------------------------

Employment Agreement:

           The Executive Employment and Benefit Agreement to be entered into with Christopher R. Jennings is attached hereto.


Change in Control Retention Payments:

           As provided in the Executive Employment and Benefit Agreement attached hereto, Christopher R. Jennings will receive at closing the retention payment provided for therein.

           Robert L. Fryer will receive at closing the change in control payment provided for in his Change in Control Agreement, which has been Previously Disclosed.

                   EXECUTIVE EMPLOYMENT AND BENEFIT AGREEMENT


     THIS AGREEMENT, made this ___________ day of ____________________, 1997
(the "Effective Date"), by and between FIRST MARYLAND BANCORP, a Maryland corporation (the "Employer"), and CHRISTOPHER R. JENNINGS (the "Executive").

     WHEREAS, the Executive has served Dauphin Deposit Corporation (the "Corporation") as its Chief Executive Officer for several years and has rendered valuable services to the Corporation; and

     WHEREAS, the Corporation has entered into an agreement dated January 21, 1997 to merge itself with and into the Employer; and

     WHEREAS, the Employer desires to employ the Executive and thereby retain the benefit of Executive's knowledge and experience, and believes that such employment and the continuity thereof is a vital element in protecting and enhancing the interests of the Employer and its stockholders, and that the Executive desires to accept such employment pursuant to the terms of this Agreement; and

      NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

     SECTION I:  Employment.
                 ----------

     A.   Position and Duties.  The Executive shall be employed as the Vice
          -------------------
Chairman of the Employer. In addition, until such time as the operations of the Corporation are consolidated with and into the operations of the Employer's other principal subsidiary bank (the "Bank Consolidation"), the Executive shall continue to serve as the Chairman and Chief Executive Officer of the Corporation. After the Bank Consolidation, the Executive shall serve as the Employer's Director of Strategic Planning and Mergers, Acquisitions & Consolidations. In addition, both before and after the Bank Consolidation, the Executive shall serve as member of the Employer's Board of Directors, as a member of the Employer's Management Committee, and as the sole Vice Chairman of the Steering Committee responsible for the Bank Consolidation. Executive shall have such authority and duties as are commensurate with the positions described in this Section I(A).

     B.   Duration.  The Executive's term of employment under the terms of this
          --------
Agreement shall begin on the Effective Date and end on the second anniversary of the Effective Date, unless renewed, extended or sooner terminated as hereinafter provided. The Executive's term of employment under the terms of this Agreement shall be automatically extended for one (1) additional year unless written notice is provided by either party at least six (6) months prior to the end of the term of employment, and shall be extended on each anniversary of the initial term unless such written notice is provided at least six (6) months prior to such anniversary.

     C.   Termination
          -----------

          (1)  Early Termination by the Executive.  Notwithstanding the
               ----------------------------------
foregoing, the Executive may terminate his employment under this Agreement prior to the expiration of the term specified herein upon 30-days prior written notice. However, in the event of such early termination by the Executive during the initial two year term of his employment, the Executive shall not accept employment or perform services for another bank, bank holding company or other financial institution located within 200 miles of the main offices of the Corporation and which competes with Employer during the one (1) year period immediately following the termination of his employment under this Agreement.

          (2)  Early Termination by the Employer.  Notwithstanding the
               ---------------------------------
foregoing, the Executive's employment under this Agreement may be terminated by the Employer prior to the expiration of the term specified herein and with at least 90-days prior written notice if and only if such termination is for Cause. As it is used in this Paragraph, "Cause" means that (i) the Executive has been convicted of a felony, or has committed and been convicted or otherwise found guilty in a court of law of committing a fraudulent act that, in either case, in the reasonable judgment of a majority of the Employer's Board of Directors, adversely affects the Employer's interests in a material respect, or (ii) in the reasonable judgment of a majority of the Employer's Board of Directors, the Executive, in carrying out his duties and responsibilities, has been willfully and grossly negligent or has committed willful and gross misconduct resulting, in either case, in material harm to the Employer.

          (3)  Severance Payment Upon Early Termination.  If the Executive's
               ----------------------------------------
employment by the Employer terminates for any reason other than Cause, the Executive shall receive on the date of such termination the greater of the amount of base compensation the Executive would have received under Section I(E) during the remainder of the term specified in this Section I(B), or eighteen months' pay at the rate of base compensation in effect on the date of termination.

          (4)  Any Termination.  If the Executive's employment by the Employer
               ---------------
terminates for any reason, the following provisions shall apply to the extent that the amounts to be paid and the rights and privileges provided thereunder exceed those that would be provided under the similar arrangements of the Employer, its subsidiaries or affiliates that would otherwise cover the
Executive:

               (i)  Insurance.  The Employer shall provide the Executive until
                    ---------
the date of his death with life and accident and health insurance coverages comparable to the employer-sponsored coverages in effect for the Executive immediately preceding the Executive's termination of employment with the Employer. Comparable life and accident and health insurance coverages may be provided to the Executive: (1) under existing plans or programs in which the Executive participates; (2) through conversion of group coverage pursuant to any group policy in effect; (3) through other available commercial insurance arrangements; or (4) through an arrangement funded by the general assets of the Employer. The Employer shall also provide the Executive's spouse with health insurance coverage until the date of her death comparable to the employer-sponsored coverages in effect for the Executive immediately preceding the Executive's termination of employment with the Employer. Neither the Executive nor his spouse shall be obligated to contribute toward the cost of such coverages.

                    (ii)  Supplemental Retirement Income.  The Executive shall
                          ------------------------------
be entitled to the supplemental retirement income benefit described in Section II of this Agreement.

                    (iii) Consulting.  The Executive shall provide consulting
                          ----------
and advisory services to the Employer for a period of one year following the date of termination of his employment. The Executive shall be available for advice and counsel to the officers and directors of the Employer and said advisory and consulting services shall be performed in Harrisburg, Pennsylvania and its environs and in such other locations as are agreeable to the Executive. As full compensation for such consulting and advisory services, the Employer shall pay the Executive an amount equal to his highest annual compensation, plus reimbursement for all expenses reasonably incurred by him in the performance of his consulting services. The Executive's compensation for consulting and advisory services set forth above shall be paid in approximately equal monthly installments over the one year term. For purposes of this Paragraph, "highest annual compensation" for shall mean the highest base salary ever earned by the Executive from either the Employer or the Corporation (or, for the first calendar year this Agreement is in effect, from both the Corporation and the Employer) in any year, plus the largest amount of bonuses or incentive cash compensation ever received by the Executive from either the Employer or the Corporation (or, for the first calendar year this Agreement is in effect, from both the Corporation and the Employer) in any year. Payments made under this
Section I(C)(4)(iii) shall be in addition to any other amounts payable under this Agreement, including, but not limited to, any severance payment made under
Section I(C)(3).

          D.   Retention Payment.  Under the terms of the Second Amended and
               -----------------
Restated Supplemental Executive Benefit and Change in Control Agreement, dated June 17, 1996, by and between the Executive and the Corporation (the "Prior Agreement"), the Executive is entitled to certain payments upon any Change in Control of the Corporation (as defined in the Prior Agreement). In consideration of the Executive's execution of this Agreement and in lieu any such payment, the Employer shall pay to the Executive on the Effective Date an amount equal to
2.99 multiplied by the average annual compensation which was paid by the Corporation to the Executive and includible in the gross income of the Executive for the years 1992 - 1996, inclusive.

          E.   Base Compensation.  As compensation for the services contemplated
               -----------------
herein, the Employer shall pay the Executive an annual salary of $400,000 (four hundred thousand dollars), to be paid in installments not less frequently than monthly. The Executive 's annual base salary shall be reviewed and increased in accordance with the procedures of the

Employer generally in effect with respect to the adjustment of base salaries of senior management employees.

          F.   Executive Benefits.  The Executive shall be entitled to
               ------------------
participate in such executive incentive compensation plans of the Employer as may from time to time be in effect, on such terms and conditions as may be in effect generally with respect to such participation from time to time during the term of his employment. The Executive shall be entitled to participate, and shall be entitled to all benefits and service credits under, all employee benefit, fringe benefit and perquisite plans, programs and arrangements of the Employer which are made generally available from time to time by the Employer to their executive management employees, including any stock option and stock appreciation rights and stock purchase plans, bonus, incentive and deferred compensation plans, and disability, medical and insurance plans. Such participation shall be on terms comparable to those applicable to senior executive management employees of the Employer.

          G.   Additional Benefits.
               -------------------

               (1)  Professional Dues.  The Employer shall pay any dues or fees
                    -----------------
that are related to the Executive's employment and are associated with the Executive's membership in any business or professional organization and the cost of any continuing professional education and licensing fees required for the Executive to maintain his qualification and licensing as a Certified Public Accountant during the term of his employment by the Employer.

               (2)  Club Dues.  The Employer shall pay any fees or dues
                    ---------
associated with the membership of the Executive and his spouse in the Hershey Country Club during the term of his employment under this Agreement.

               (3)  Support Staff.  Unless the Executive requests otherwise,
                    -------------
Gloria Hoffman shall be employed by the Employer as the Executive's secretary and personal assistant during the term of the Executive's employment by the Employer. The terms of Ms. Hoffman's employment shall be such fair and reasonable terms as are consistent with those applicable to other senior executive secretaries employed by the Employer. Other support staff shall be provided to the Executive as the Executive reasonably deems to be necessary for him to best perform his duties.

               (4)  Transportation.  The Executive shall be provided with a car
                    --------------
for his exclusive use. Such car shall be comparable to cars provided to other senior executive management employees of the Employer. Unless the Executive requests otherwise, Harold F. Hartman shall be employed by the Employer as the Executive's driver for at least the first six months of the term of this Agreement, and as further required by the Executive.

          H.   Assumption of Existing Obligations.  The Employer shall fully
               ----------------------------------
assume and fulfill the obligations of the Corporation, its subsidiaries and affiliates with respect to (1) the transfer or redemption of any shares under any stock option plan, stock purchase or stock bonus plan, and the satisfaction of any rights held by the Executive under any such arrangement, (2) the redemption of units under any long term incentive plan, (3) the payment of any bonuses, (4) the payment of premiums on any insurance policy covering the life of the Executive and owned by the Corporation, its subsidiaries or affiliates, and (5) the payment of any other amount owing and the satisfaction of any rights held by the Executive under any other plan or arrangement of incentive or deferred compensation.

          I.   Preservation of Existing Benefits Arrangements.  Sections I and
               ----------------------------------------------
IV shall apply to the extent that the amounts to be paid and the rights and privileges provided thereunder exceed those provided under the similar arrangements of the Employer, its subsidiaries or affiliates that would, in the event of the inapplicability of those sections, otherwise cover the Executive.

     SECTION II:  Supplemental Retirement Income.
                  ------------------------------

          A.   Amount of Benefit.
               -----------------

               (1)  Retirement Prior to Age 65.  The Executive may retire as of
                    --------------------------
any date. If the Executive retires prior to age 65, then commencing upon the date of such retirement or such other later date selected by the Executive, the Employer shall pay to the Executive a supplemental benefit for his services prior to retirement. The annual amount of such supplemental retirement income shall be equal to the greater of the following two alternatives, reduced, however, by the early retirement factors in effect at that time under the Corporation's Pension Plan, or by the early retirement factors in effect at that time under the Employer's Pension Plan if such factors would produce a larger benefit under this Section II(A) than the application of the factors from the Corporation's Pension Plan, or if there are no such plans, by reasonable early retirement factors that would be permissible under a qualified, defined benefit pension plan:

                    (i) (a) 55% of the Executive's average annual compensation for the five (5) calendar years included in the Executive's period of service with the Employer and the Corporation which yield the highest average. The calendar years used for purposes of computing benefits under this Paragraph shall include, if applicable, the calendar years in which the Executive was first employed by the Employer or the Corporation and the calendar year in which the Executive retires. For purposes of this Paragraph, compensation shall mean the Executive's base salary in effect as of January 1 of a calendar year plus any bonuses or annual incentive cash compensation earned by the Executive for the immediately preceding calendar year, less

                         (b) the sum of the benefits that would be payable annually under the Employer's Pension Plan and the

          Corporation's Pension Plan, assuming that benefits from both plans are paid at the same time in the form of a single life annuity (whether or not the executive actually elects such form of payment) and assuming that the Executive remained employed by the Employer until age 65 at the rate of compensation in effect on the date he ceases to be an employee, and less

                         (c) the Primary Social Security Benefit which the Executive would be entitled to receive upon retirement at age 65 under Title II of the Social Security Act in effect on the date an Executive ceases to be an employee assuming he remained employed at a rate of compensation in effect on the date he ceases to be an employee.

                    (ii) (a) the Pension Benefit, but assuming that the number of years of benefit service used to calculate the Pension Benefit is increased by ten. For purposes of this Paragraph, the benefit calculation shall be calculated by: (1) utilizing the definition of compensation as contained in Section II(A)(1)(i)(a); and (2) disregarding the compensation limitation of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, or any other subsequent amendment to the Internal Revenue Code of 1986, as amended, which serves to limit compensation under qualified retirement plans, less

                         (b) the sum of the benefits actually payable annually under the Employer's Pension Plan and the Corporation's Pension Plan, assuming that benefits from both plans are paid at the same time in the form of a single life annuity (whether or not the executive actually elects such form of payment).

          No benefit shall be payable hereunder while the Executive is receiving disability benefits under Section IV of this Agreement.

               (2)  Retirement At or After Age 65.  If the Executive retires
                    -----------------------------
from Continuous Employment after the date on which the Executive attains age sixty-five (65), then commencing upon the date of such retirement or such other later date selected by the Executive, the Employer shall pay the Executive a supplemental benefit for his services prior to retirement. The amount of such supplemental retirement income shall be equal to the greater of the following two alternatives:

                    (i) (a) 55% of the Executive's average annual compensation for the five (5) calendar years included in the

          Executive's period of service with the Employer and the Corporation which yield the highest average. The calendar years used for purposes of computing benefits under this Paragraph shall include, if applicable, the calendar years in which the Executive was first employed by the Employer or the Corporation and the calendar year in which the Executive retires. For purposes of this Paragraph, compensation shall mean the Executive's base salary in effect as of January 1 of a calendar year plus any bonuses or annual incentive cash compensation earned by the Executive for the immediately preceding calendar year, less

                         (b) the sum of the benefits actually payable annually under the Employer's Pension Plan and the Corporation's Pension Plan, assuming that benefits from both plans are paid at the same time in the form of a single life annuity (whether or not the executive actually elects such form of payment), and less

                         (c)  Primary Social Security Benefit.

                    (ii) (a) the Pension Benefit, but assuming that the number of years of benefit service used to calculate the Pension Benefit is increased by ten. For purposes of this Paragraph, the benefit calculation shall be calculated by: (1) utilizing the definition of compensation as contained in Section II(A)(2)(i)(a); and (2) disregarding the compensation limitation of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, or any other subsequent amendment to the Internal Revenue Code of 1986, as amended, which serves to limit compensation under qualified retirement plans, less

                         (b) the sum of the benefits actually payable annually under the Employer's Pension Plan and the Corporation's Pension Plan, assuming that benefits from both plans are paid at the same time in the form of a single life annuity (whether or not the executive actually elects such form of payment).

          For purposes of this Section II(A), the maximum annual supplemental benefit, calculated as a single life annuity, shall not exceed 70% of the Executive's compensation for the last full calendar year before retirement, less the Pension Benefit and less the Primary Social Security Benefit. For purposes of this paragraph, "compensation" shall mean compensation from the Corporation and the Employer includible in the gross income of the Executive for the last full calendar year before retirement.

               (3)  Definitions.
                    -----------

                    (i) For the purposes of this Section, "Primary Social Security Benefit" shall mean the monthly Primary Insurance Amount payable at age 65 under Social Security multiplied by twelve. The Primary Insurance Amount will be calculated as of the date of retirement or termination or as of age 65, if earlier, based upon provisions of the Social Security Act in effect at that date. In determining this amount, all earnings subject to Social Security taxes prior to the date of termination will be used.

                    (ii) For purposes of this Agreement, the phrase "Continuous Employment" shall include periods when the Executive qualifies for disability payments under Section IV of this Agreement and Leaves of Absences of up to two years. A "Leave of Absence" shall mean any temporary absence from active employment authorized by the Employer for disability, education, family sickness, military purposes or other similar reasons.

                    (iii) For purposes of this Section, "Pension Benefit" shall mean the greater of the benefit that would be payable annually under (i) the Corporation's Pension Plan, or (ii) the Employer's Pension Plan, if (in either case) all of the Executive's service to the Employer and to the Corporation were credited as benefit service under each plan, and assuming that all benefits are paid in the form of a single life annuity (whether or not the Executive actually elects such form of payment).

          B.   Form of Payment.  Any benefit under this Section II shall be
               ---------------
payable in equal monthly installments for the lifetime of the Executive, unless he chooses one of the following alternative payment options:

               (1)  50% Joint and Survivor Annuity Option.  The Executive will
                    -------------------------------------
receive an actuarially reduced benefit for his lifetime. At his death, his spouse will receive one-half of that amount until her subsequent death.

               (2)  75% Joint and Survivor Annuity Option.  The Executive will
                    -------------------------------------
receive an actuarially reduced benefit for his lifetime. At his death, his spouse will receive three-fourths of that amount until her subsequent death.

               (3)  100% Joint and Survivor Annuity Option.  The Executive will
                    --------------------------------------
receive an actuarially reduced benefit for his lifetime and his spouse will receive the same benefit amount until her subsequent death.

          Alternate payment options may be determined utilizing actuarial and present value assumptions set forth in the Corporation's Pension Plan, or by the early retirement factors in effect at that time under the Employer's Pension Plan if such factors would produce a larger benefit under this Section II than the application of the factors from the Corporation's Pension

Plan, or if there are no such plans, by reasonable early retirement factors that would be permissible under a qualified, defined benefit pension plan.

     SECTION III:  Pre-Retirement Death Benefit.
                   ----------------------------

          A.   Amount of Death Benefits.
               ------------------------

               (1)  Death Prior to Age 55.
                    ---------------------

          If the Executive's death occurs before the Executive attains the age of fifty-five (55), the Employer shall pay the Executive's Beneficiary (as defined herein) a sum equal to sixty percent (60%) of the Executive's compensation payable in twelve (12) monthly installments commencing on the first day of the first month following the date of the Executive's death, and one-half of said 60% monthly amount per month commencing with the thirteenth month following the date of the Executive's death and continuing through the one hundred twentieth month following the date of the Executive's death. For purposes of this Paragraph, "compensation" shall mean the Executive's base salary in effect on the Executive's date of death, or date of disability, if applicable, plus any bonuses or annual incentive cash compensation earned by the Executive for the calendar year immediately preceding the Executive's date of death, or date of disability, if applicable.

               (2)  Death At or After Age 55.
                    ------------------------

          If the Executive's death occurs after the Executive attains the age of fifty-five (55), the Employer shall pay the Executive's Beneficiary a sum equal to the greater of the following two alternatives:

                    (i) A sum equal to sixty percent (60%) of the Executive's compensation payable in twelve (12) monthly installments commencing on the first day of the first month following the date of the Executive's death, plus, if the Executive dies before attaining the age of sixty-five (65), one-half of said monthly amount per month commencing with the thirteenth month following the date of the Executive's death and continuing through the month in which the Executive would have attained the age of sixty-five (65). For purposes of this Paragraph, "compensation" shall mean the Executive's base salary in effect on the Executive's date of death, or date of disability, if applicable, plus any bonuses or annual incentive cash compensation earned by the Executive for the calendar year immediately preceding the Executive's date of death, or date of disability, if applicable.

                    (ii) The benefit that would have been payable to his surviving spouse under Section II(A)(l) had the Executive retired early on the day prior to the date of his death and elected to have the actual equivalent of such supplemental benefit paid over the joint lives of himself and his spouse under a 100% joint and survivor option. This alternative is only available if the Executive is survived by his spouse. Such benefit shall be payable monthly for the life of the surviving spouse.

          The greater of the benefits under this Section III(A)(2) shall be determined by applying the actuarial factors in effect at that time under the Corporation's Pension Plan, or those in effect at that time under the Employer's Pension Plan if such factors would produce a larger benefit than the application of the factors contained in the Corporation's Pension Plan, or if there are no such plans, by reasonable actuarial factors that would be permissible under a qualified, defined benefit pension plan.

          (3) As used in Paragraph A of this Section, the term "Beneficiary" shall mean the person or persons designated in writing by the Executive to receive benefits or, if no such written designation is made, the Executive's spouse (if living at the date of the payment required hereunder), or otherwise to the Executive's issue per stirpes. In the event that there is any doubt as to the proper person or persons entitled to receive payments due hereunder, payments under this Section III(A) may be withheld until the matter is decided by a court of competent jurisdiction.

          B.   Termination.  All rights under this Section III shall terminate
               -----------
on the date that the Executive begins receipt of supplemental retirement income benefits under Section II of this Agreement.

          C.   Notice.  In the event that any benefit becomes payable under this
               ------
Section III, the Employer shall be obligated to immediately notify the Executive's spouse and Beneficiary(ies) of their entitlement under this Section III.

     SECTION IV:  Disability Income.
                  -----------------

          A.   Payment of Disability Benefits.  If the Executive suffers a
               ------------------------------
Disability (as defined herein) before the Executive attains the age of 65 and while the Executive is an active employee of the Employer, the Employer shall pay the Executive a supplemental disability income, commencing on the first day after the Executive has suffered such Disability for a period of thirty (30) consecutive days and continuing to the earlier of that month in which the Executive attains the age of sixty-five (65) years, the date of the Executive's death or that date on which the Executive no longer meets the criteria for Disability as described herein. The amount of such disability benefit shall be equal to (a) 60% of the Executive's compensation, less (b) the total benefits payable to the Executive under any group disability plan or plans which the Employer may have in effect at the time of the payment of the benefit and, less
(c) social security disability payments received. For purposes of this Paragraph, "compensation" shall mean the Executive's base salary in effect on the date the Executive's disability payments are to commence plus any bonuses or annual incentive cash compensation earned by the Executive for the calendar year immediately preceding the date the Executive's disability payments are to commence.

          B.   Disability Defined.  For the purposes of this Agreement, an
               ------------------
Executive shall be considered disabled if as a result of bodily injury sustained or sickness, he is unable to engage in an occupation for compensation or profit, totally and continuously for a period in excess of thirty (30) days. During the first thirty-six (36) months of Disability, "occupation" shall mean the Executive's current occupation. After that period, "occupation" means any occupation for which the Executive is or becomes reasonably fitted by education, training or experience.

          C.   Disability to Age 65.  If the Executive attains age sixty-five
               --------------------
(65) while disabled, disability benefits under this Section IV shall cease and he shall instead be entitled to receive the retirement benefit specified in
Section II(A)(2).

          D.   Notice.  In the event that any benefit becomes payable under this
               ------
Section IV and the Executive is sufficiently incapacitated such that he is unable to manage his own affairs, the Employer shall be obligated to immediately notify the Executive's spouse (if then living) or legal representative of the Executive's entitlement under this Section IV.

     SECTION V:  Section 280G Gross-Up Payment.  If the total of all payments
                 -----------------------------
made to the Executive pursuant to this Agreement, together with any other payments which the Executive has a right to receive from the Employer, the Corporation, or any Employers, affiliates or subsidiaries of the foregoing result in the imposition of an excise tax under Internal Revenue Code Section 4999 (or any successor thereto), the Employer shall pay the Executive an additional excise tax adjustment payment in an amount such that, after the payment of all federal and state income and excise taxes, the Executive will be in the same after-tax position as if no excise tax had been imposed. Any payment or benefit which is required to be included under Internal Revenue Code Sections 280G or 4999 (or any successor provisions thereto) for purposes of determining whether an excise tax is payable shall be deemed a payment "made to the Executive" or a payment "which the Executive has a right to receive" for purposes of this provision. The Employer shall be responsible for the costs of calculation of the excise tax by its independent certified accountant and tax counsel and shall notify the Executive of the amount of excise tax due prior to the time such excise tax is due. If at any time it is determined that the additional excise tax adjustment payment previously made to the Executive was insufficient to cover the effect of the excise tax, the excise tax gross-up payment pursuant to this provision shall be increased to make the Executive whole, including an amount to cover the payment of any penalties resulting from incorrect or late payment of the excise tax resulting from the prior calculation.

     SECTION VI:  Performance by Successor.  The parties have entered into this
                  ------------------------
Agreement in recognition of Executive's past service to the Corporation and in anticipation of his continued service to the Employer. The Employer agrees that it will not enter into any agreement under which the Employer will be merged or otherwise combined with, or sold to any other entity unless that other entity expressly agrees in advance to assume and perform the obligations of the Employer under this Agreement.

     SECTION VII:  Miscellaneous.
                   -------------

          A.   Arbitration.  All claims, demands, disputes, controversies,
               -----------
differences or misunderstandings arising out of or relating to this Agreement, or the failure or refusal to perform the whole or any part hereof, shall be settled by arbitration conducted in Pennsylvania by commercial law arbitrators of the American Arbitration Association in accordance with the commercial rules thereof then pertaining. The parties hereto, and each of them, hereby submit themselves to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania in any proceeding for the enforcement of the award rendered by the arbitrators, and agree that judgment upon such award may be entered in any court, in or out of the Commonwealth of Pennsylvania, having jurisdiction thereof.

          B.   Corporation's Pension Plan Defined.  As used herein,
               ----------------------------------
"Corporation's Pension Plan" shall mean the Dauphin Deposit Corporation Pension
 Plan and Trust Agreement, as amended, and any successor thereto.

          C.   Employer's Pension Plan Defined.  As used herein, "Employer's
               -------------------------------
Pension Plan" shall mean the tax-qualified defined benefit pension plan of the Employer (or its subsidiary or affiliate) that covers the Executive, if any, and any successor thereto.

          D.   Attachment.  Neither this Agreement nor any benefit payable
               ----------
hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntarily or involuntarily, to effect such action shall be void and of no effect.

          E.   Notice.  Any notice which shall be or may be given hereunder
               ------
shall be in writing and shall be mailed by certified mail, postage prepaid, addressed as follows:

          If to the Executive:

               Christopher R. Jennings
               1051 Knoll Drive
               Hummelstown, PA 17036

          If to the Employer:

               Director of Human Resources
               First Maryland Bancorp
               25 South Charles Street
               Baltimore, Maryland 21201

Any party hereto may from time to time change the address to which notices to it shall be mailed by giving notice thereof in the manner provided for herein.

          F.   Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of each of the Executive, the Corporation and the Employer, their respective heirs, executors, administrators, successors and, to the extent permitted hereunder, assigns.

          G.   Indulgences.  Neither the failure nor any delay on the part of
               -----------
either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          H.   Entire Agreement.  This Agreement represents the entire
               ----------------
understanding with respect to the matters addressed herein and may be amended only by an instrument in writing signed by the parties hereby bound. On the Effective Date, this Agreement will supersede the Prior Agreement which will hereby be terminated as of that date. Prior to the Effective Date, the Prior Agreement will remain in full force and effect and will not be affected by this Agreement.

          I.   Jurisdiction.  The parties hereto consent to the exclusive
               ------------
jurisdiction of the courts of the Commonwealth of Pennsylvania in any and all actions arising hereunder.

          J.   Governing Law.  This Agreement shall be governed and construed
               -------------
under the laws of the Commonwealth of Pennsylvania.

          K.   Headings.  All headings preceding the text of the several
               --------
paragraphs hereof are inserted solely for reference and shall not constitute a part of this Agreement, nor affect its meaning, construction or effect.

          L.   Type of Arrangement and Status.  It is the intention of the
               ------------------------------
parties that this Agreement constitutes an unfunded arrangement for Federal Income Tax purposes and for purposes of Title I of ERISA and is an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Executive's interest under this Agreement is that of a general unsecured creditor of the Employer.

          M.   Enforcement.  If the Executive determines in good faith that the
               -----------
Employer has failed to comply with its obligations under this Agreement, or if the Employer or any other person takes any action to declare this Agreement void or unenforceable in whole or in part, or institutes any legal action or arbitration proceeding with respect to this Agreement, the Employer hereby irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Employer, to represent the Executive in connection with any and all actions and proceedings, whether by or against the Corporation, the Employer, any acquiror or successor, or any director, officer, stockholder or other person affiliated with any of the foregoing, which may adversely affect the Executive's rights hereunder. In such event, the Employer shall be liable to reimburse the Executive for all of the Executive's reasonable costs and expenses (including reasonable attorney's fees) incurred and expended in connection with enforcement.

          N.   Other Benefits Not Affected.  Notwithstanding any other provision
               ---------------------------
of this Agreement, the payments provided by or as a result of this Agreement shall not affect the Executive's rights to receive any payments or benefits to which the Executive may be or become entitled under any other existing or future agreement or arrangement of the Corporation or the Employer, or their subsidiaries, affiliates or successors with the Executive, or under any existing or future benefit plan or arrangement of the Corporation or the Employer, or their subsidiaries, affiliates or successors in which the Executive is or becomes a participant, or under which the Executive has or obtains rights, including, without limitation, any qualified or nonqualified deferred compensation or retirement plan or program. Any such rights of the Executive shall be determined in accordance with the terms and conditions of the applicable agreement, arrangement or plan.

          O.   Withholding for Taxes.  All payments required to be made under
               ---------------------
this Agreement will be subject to withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

          P.   Supplemental Benefit Trust.  The Dauphin Deposit Corporation
               --------------------------
Supplemental Benefit Trust (the "Trust") was established to assist the Corporation in meeting its supplemental retirement income benefit, preretirement death benefit or disability benefit obligations under the Prior Agreement and other agreements. The Trust is a grantor trust which conforms in substantive respect to the model trust set forth in Revenue Procedure 92-64.

               (1)  Obligations Under the Trust.  The Employer shall agree to be
                    ---------------------------
jointly and severally liable for any of the Corporation's obligations under the Trust and shall agree to fulfill all the duties of the Corporation under the Trust. Amounts held in the Trust or any other such trust or account may be applied to satisfy obligations of the Employer under this Agreement. The Employer shall remain obligated to pay benefits under this Agreement to the extent the Trust does not pay benefits when due under this Agreement.

               (2)  Funding of the Trust.  The Employer shall annually perform
                    --------------------
an actuarial analysis of the benefits payable from the Trust (as of December 31 of each year) and shall ensure that the Trust is fully funded based on such anticipated payments, interest rates, mortality factors and other factors customarily used in performing such an analysis by no later than March 31 of the following calendar year.

          IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed and attested to on its behalf by its duly authorized officers, and the Executive hereunder has set his hand and seal as of the day and year first above written.

ATTEST:                                  FIRST MARYLAND BANCORP


                                   By:
-------------------------                -----------------------------
Secretary                                [Title]

(SEAL)



WITNESS:                                 CHRISTOPHER R. JENNINGS



-------------------------                -----------------------------

                                   EXHIBIT C

                         Additional Benefits Provisions
                         ------------------------------

     Acquiror Sub shall use reasonable efforts after the Effective Time to coordinate the pension benefits of its employees and the Affected Employees, including the use of excess assets in the Company's tax-qualified defined benefit pension plan (the "Company's Pension Plan") for the benefit of Affected Employees, and shall use reasonable efforts to coordinate accrued benefits under the Company's Pension Plan and the tax-qualified defined benefit pension plan covering employees of Acquiror Sub (the "Acquiror Sub's Pension Plan") so that each Affected Employee's total accrued pension benefit under the two plans is not less than the benefit he or she would have accrued with respect to his or her total period of service with the Company and the Acquiror Sub, had he or she remained covered by the Company's Pension Plan as in effect immediately prior to the Effective Time. Acquiror and Acquiror Sub shall cause both the Acquiror Sub's Pension Plan and the Company's Pension Plan to provide that each Affected Employee shall accrue a benefit under such plan for the portion of the plan year before the Closing Date (with respect to the Company's Pension Plan) or after the Closing Date (with respect to the Acquiror Sub's Pension Plan) without regard to whether such benefit would otherwise not have been accrued under the terms of such plan to the extent that such Affected Employee was not an active participants on the last day of the plan year or failed to be credited with a minimum period of service under either or both plans as a result of the Merger. Acquiror Sub shall cause to be contributed to the tax-qualified defined contribution plan covering the employees of Acquiror Sub and to the Company's tax-qualified defined contribution plan on behalf of all Affected Employees all contributions due for the portion of the plan year during which those Affected Employees were active participants in those plans without regard to whether those Affected Employees would have otherwise been ineligible for such contributions to the extent that they were not active participants on the last day of the plan year or failed to be credited with a minimum period of service under either or both plans as a result of the Merger.